EXHIBIT 99.1

SMARTIRE SYSTEMS INC.
Suite #150, 13151 Vanier Place
Richmond, British Columbia, Canada V6V 2J1

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

On Friday, December 8, 2006, we will hold our 2006 Annual and Special Meeting of Shareholders at the Hilton Vancouver Airport Hotel, Benson Room, 5911 Minoru Blvd, Richmond, Canada, V6X 4C7. The meeting will begin at 9:00 a.m., Vancouver time.

At the meeting, the Shareholders will be asked:

1.	To receive and consider the Report of our Directors to the Shareholders;

2.	To receive and consider our financial statements together with the auditor’s report thereon for the fiscal year ended July 31, 2006;

3.	To consider and, if deemed advisable, to adopt an ordinary resolution appointing BDO Dunwoody LLP as our independent auditor until our next annual meeting;

4.	To consider and, if deemed advisable, to adopt an ordinary resolution authorizing the directors to fix the remuneration to be paid to our auditors;

5.	To consider and, if deemed advisable, to approve an ordinary resolution to set the number of directors at four (4);

6.	To elect directors to hold office until our next annual meeting;

7.
To consider and, if deemed advisable, to adopt, a special resolution to approve a formal stock incentive plan (the “2006 US Stock Incentive Plan”) providing for the granting of up to 10,000,000 incentive awards to eligible employees, directors, officers and consultants of our company or any related entity who are resident in the United States and/or subject to taxation in the United States, such incentive awards as the Board of Directors or a committee of the Board of Directors appointed to administer the 2006 US Stock Incentive Plan may from time to time approve;

8.
To consider and, if deemed advisable, adopt, with or without variation, a special resolution to approve the continuance of our company to British Columbia under Section 191 of the Business Corporations Act (Yukon Territory) and under sections 302 through 307 of the Business Corporations Act (British Columbia).

Your Board of Directors recommends that you vote in favor of the proposals outlined in this Notice of Annual and Special Meeting and in the attached Proxy Statement and Information Circular.

At the meeting, we will also report on our fiscal 2006 business results and other matters of interest to our shareholders.

A Proxy Statement and Information Circular and Proxy Form accompany this Notice of Meeting. These documents provide additional information relating to the matters to be dealt with at the Meeting and form part of this Notice of Meeting.

Our share transfer books will not be closed but our Board of Directors has fixed November 3, 2006 as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof. Each registered shareholder at the close of business on that date is entitled to such notice and to vote at the meeting in the circumstances set out in the accompanying Proxy Statement and Information Circular.

If you are unable to attend the meeting in person, please complete, sign and date the enclosed Proxy Form and return it in the enclosed return envelope provided for that purpose. If you receive more than one Proxy Form because you own shares registered in different names or addresses, each Proxy Form should be completed and returned. The completed form of proxy must be received by Pacific Corporate Trust Company not later than 48 hours prior to the commencement of the meeting (or any adjournments thereof) at 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, V6C 3B9, or by fax at (604) 689-8144.

You may also vote your shares not later than 48 hours prior to the commencement of the meeting (or any adjournments thereof) through Pacific Corporate Trust Company’s Internet or Telephone Voting Services. Internet voting can be completed online at http://www.stocktronics.com/webvote. Telephone voting can be completed by calling 1-888-Tel-Vote (1-888-835-8683). If you choose to vote your shares through the Internet or Telephone Voting Services, you will be required to provide your confidential personal identification number (PIN) specified on the enclosed Proxy Form.

The Chairman of the meeting has the discretion to accept proxies filed, or votes effected through the Internet or Telephone Voting Services, less than 48 hours prior to the commencement of the Meeting (or any adjournments thereof).

DATED at Richmond, British Columbia, this 10th day of November, 2006.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeff Finkelstein
JEFF FINKELSTEIN,

CHIEF FINANCIAL OFFICER AND CORPORATE SECRETARY

PLEASE VOTE. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

SMARTIRE SYSTEMS INC.

#150, 13151 VANIER PLACE,

RICHMOND, BRITISH COLUMBIA, CANADA V6V 2J1

PROXY STATEMENT AND INFORMATION CIRCULAR

IN CONNECTION WITH THE ANNUAL AND SPECIAL MEETING

TO BE HELD ON DECEMBER 8, 2006

(As at September 29, 2006 except as otherwise indicated)

MANAGEMENT SOLICITATION

This Proxy Statement and Information Circular is furnished to all of the shareholders of our company, Smartire Systems Inc., by our Board of Directors in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual and Special Meeting of Shareholders to be held at 9:00 a.m. (Vancouver time) on Friday, December 8, 2006, at the Hilton Vancouver Airport Hotel, Benson Room, 5911 Minoru Blvd, Richmond, Canada, V6X 4C7 or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual and Special Meeting of Shareholders.

The solicitation will be conducted by mail and may be supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of our company. We do not reimburse shareholders, nominees or agents for the cost incurred in obtaining from their principal authorization to execute forms of proxy; except that we have requested that brokers and nominees who hold stock in their respective names furnish this proxy material to their customers, and we will reimburse such brokers and nominees for their related out of pocket expenses. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by us.

References in this Proxy Statement and Information Circular to “shareholder” or “shareholders” are references to the holder or holders of record of shares of common stock without par value of our company.

This Proxy Statement and Information Circular and the accompanying Proxy Form are being delivered to Canadian and United States intermediaries holding common shares of our company on behalf of another person or corporation, and are being mailed on or about November 10, 2006 to all registered shareholders as of the close of business on November 3, 2006.

Our principal executive offices are located at Suite #150, 13151 Vanier Place, Richmond, British Columbia, Canada, V6V 2J1.

All references in this Proxy Statement and Information Circular to dollars or $ are to United States dollars, unless otherwise specified.

VOTING AND REVOCABILITY OF PROXIES

Our authorized capital consists of an unlimited number of shares of common stock without par value and 100,000 shares of preferred stock without par value. Our preferred stock is issuable in series. As of September 29, 2006, there were 315,774,656 issued and outstanding shares of our common stock and 23,894 outstanding shares of our Class A 5% Preferred Stock. Only registered holders of shares of our common stock on the record date are entitled to vote at the meeting. The record date for determining the names of shareholders entitled to receive the Notice of Meeting and to vote at the meeting is the close of business on November 3, 2006. A shareholder of record on the record date is entitled to one vote for each share of common stock held by that shareholder on November 3, 2006 on the proposals to be acted upon at the meeting and any other matter to come before the meeting.

Shareholders personally present, being not less than two and who hold or represent by proxy in the aggregate not less than one-twentieth of our issued and outstanding shares that are entitled to vote, constitute a quorum. Abstentions are considered present for purposes of determining whether the quorum requirement is met. All proposals, other than a special resolution, require the affirmative vote by a simple majority of the votes cast in respect of the resolution. A special resolution requires the affirmative vote of not less than two-thirds of the votes cast in respect of the resolution.

The persons named as proxyholders in the enclosed form of proxy were designated by our Directors. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OR CORPORATION (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR AND ON BEHALF OF THAT SHAREHOLDER AT THE MEETING, OTHER THAN THE PROXYHOLDER NAMED IN THE ENCLOSED FORM OF PROXY. TO EXERCISE THIS RIGHT, THE SHAREHOLDER MAY DO SO BY STRIKING OUT THE PRINTED NAMES AND INSERTING THE NAME OF SUCH OTHER PERSON AND, IF DESIRED, AN ALTERNATE TO SUCH PERSON IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY.

In order to be voted, the completed form of proxy must be received by Pacific Corporate Trust Company not later than 48 hours prior to the commencement of the meeting (or if adjourned or postponed, any reconvening thereof), at 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, V6C 3B9, or by fax at (604) 689-8144.  However, the Chairman of the meeting has the discretion to accept proxies filed less than 48 hours prior to the commencement of the meeting (or any adjournments thereof).

A proxy may not be valid unless it is dated and signed by the shareholder who is giving it or by that shareholder’s attorney-in-fact duly authorized by that shareholder in writing or, in the case of a corporation, dated and executed by any duly authorized officer of, or attorney-in-fact for, the corporation. If a form of proxy is executed by an attorney-in-fact for an individual shareholder or joint shareholders or by an officer or attorney-in-fact for a corporate shareholder, the instrument so empowering the officer or attorney-in-fact, as the case may be, or a notarized copy thereof, should accompany the form of proxy.

A shareholder who has given a proxy may revoke it at any time, before it is exercised, by an instrument in writing (a) executed by that shareholder or by that shareholder’s attorney-in-fact authorized in writing or, where that shareholder is a corporation, by a duly authorized officer of, or attorney-in-fact for, the corporation; and (b) delivered either (i) to our registered office at Suite 800 - 885 West Georgia Street, Vancouver, British Columbia, V6C 3H1 (Attention: Ethan Minsky) at any time up to and including the last business day preceding the day of the meeting or, if adjourned or postponed, any reconvening thereof, or (ii) to the Chairman of the meeting prior to the vote on matters covered by the proxy on the day of the meeting or, if adjourned or postponed, any reconvening thereof; or in any other manner provided by law. Also, a proxy will automatically be revoked by either (i) attendance at the meeting and participation in a poll (ballot) by a shareholder or (ii) submission of a subsequent proxy in accordance with the foregoing procedures. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

IN THE ABSENCE OF ANY INSTRUCTIONS, THE DESIGNATED PERSONS OR OTHER PROXY AGENT NAMED ON THE PROXY FORM WILL CAST THE SHAREHOLDER’S VOTES ON ANY POLL (BALLOT) FOR THE APPROVAL OF ALL THE MATTERS IN THE ITEMS SET OUT IN THE FORM OF PROXY AND IN FAVOR OF EACH OF THE NOMINEES NAMED THEREIN FOR ELECTION AS DIRECTORS.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to matters which may properly come before the meeting, including any amendments or variations to any matters identified in the Notice of Meeting and with respect to other matters which may properly come before the meeting. At the date of this Proxy Statement and Information Circular, our management knew of no such amendments, variations, or other matters to come before the meeting.

In the case of abstentions from or withholding of the voting of shares on any matter, the shares which are the subject of the abstention or withholding (“non-voted shares”) will be counted for determination of a quorum, but will not be counted as affirmative or negative on the matter to be voted upon.

No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement and Information Circular in connection with the solicitation of proxies and, if given or made, such information or representations must not be relied upon as having been authorized by our company. The delivery of this Proxy Statement and Information Circular shall not create, under any circumstances, any implication that there has been no change in the information set forth herein since the date of this Proxy Statement and Information Circular. This Proxy Statement and Information Circular does not constitute the solicitation of a proxy by anyone in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ADVICE TO BENEFICIAL HOLDERS OF COMMON SHARES

The Information set forth in this Section is of significant importance to many of our shareholders, as a substantial number of our shareholders do not hold shares in their own name. Shareholders who do not hold their shares in their own name (referred to in this Proxy Statement and Information Circular as "beneficial shareholders") should note that only proxies deposited by shareholders whose names appear on our records as the registered holders of shares of our common stock can be recognized and acted upon at the meeting. If shares of our common stock are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares of our common stock will not be registered in the shareholder's name in our records. These shares of common stock will more likely be registered under the names of the shareholder's broker or an agent of that broker. In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depositary Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms). Beneficial Shareholders should ensure that instructions respecting the voting of their common shares are communicated to the appropriate person.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from beneficial shareholders in advance of shareholders' meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by beneficial shareholders in order to ensure that their shares of our common stock are voted at the meeting. The form of proxy supplied to a beneficial shareholder by his broker (or the agent of the broker) is similar to the form of proxy that we have provided to our registered shareholders. However, its purpose is limited to instructing the registered shareholder (the broker or agent of the broker) how to vote on behalf of the beneficial shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communication Services (“ADP”) in the United States and Independent Investor Communications Company ("IICC") in Canada. ADP and IICC typically apply a special sticker to proxy forms, mail those forms to the beneficial shareholders and request that the beneficial shareholders return the proxy forms to ADP for the United States and IICC for Canada. ADP and IICC then tabulate the results of all instructions received and provide appropriate instructions respecting the voting of shares to be represented at the meeting. A beneficial shareholder receiving an ADP proxy or an IICC proxy cannot use that proxy to vote shares of our common stock directly at the meeting - the proxy must be returned to ADP or IICC, as the case may be, well in advance of the meeting in order to vote the shares.

Although a beneficial shareholder may not be recognized directly at the meeting for the purposes of voting common shares registered in the name of his broker (or agent of the broker), a beneficial shareholder may attend at the meeting as proxyholder for the registered shareholder and vote his shares in that capacity. Beneficial shareholders who wish to attend at the meeting and indirectly vote their shares of common stock as proxyholder for the registered shareholder should enter their own names in the blank space on the instrument of proxy provided to them and return the same to their broker (or the broker's agent) in accordance with the instructions provided by such broker (or agent), well in advance of the meeting.

Alternatively, a beneficial shareholder may request in writing that his or her broker send to the beneficial shareholder a legal proxy which would enable the beneficial shareholder to attend at the meeting and vote his or her shares.

PROPOSAL 1

APPOINTMENT OF AUDITOR

Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted for the appointment of BDO Dunwoody LLP (“BDO”), Chartered Accountants, of Vancouver, British Columbia, as our auditor to hold office for the ensuing year. Shares of our common stock represented by proxies which are marked “Withhold” with respect to the appointment of the auditor will be counted for determination of a quorum, but will not be counted as either an affirmative vote for or a negative vote against such appointment.

BDO were first appointed auditor of our company on July 28, 2006. Representatives of BDO are expected to be present at the meeting but are not expected to make a statement. However, they are expected to be available to respond to appropriate questions.

Audit Fees

For the fiscal year ended July 31, 2006, the aggregate fees estimated to be filled by our auditors, BDO LLP, for professional services rendered for the audit of our annual financial statements is $120,000.

Audit Related Fees

None.

Tax Fees

For the fiscal year ended July 31, 2006, no fees were billed for tax compliance, tax advice and tax planning by BDO LLP.

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before our auditors are engaged to render any auditing or permitted non-audit related service to our company or to any of our subsidiaries, the engagement be:

•	approved by our audit committee; or

•
entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee's responsibilities to management.

The audit committee has pre-approved all services provided by our independent auditor, has considered the nature and amount of the fees billed by our auditor, and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining our auditor’s independence. The process the audit committee follows in pre-approving audit and non-audit services to be provided by the auditor in order to ensure independence of the auditor are as follows:

1.
Annually the auditor provides the audit committee with a list of the audit-related and non-audit services that are anticipated to be provided during the year for pre-approval. The audit committee reviews the services with the auditor and our management, considering whether the provision of the services is compatible with maintaining the auditor’s independence.

2.	Upon pre-approval of the services on the initial list, our management may engage the auditor for specific engagements that are within the definition of the pre-approved services.

3.
The audit committee delegates approval authority to the Chair of the audit committee for requests for services not previously presented to the audit committee for pre-approval. Any services approved by the Chair are reported to the full audit committee at the next meeting.

4.
A final detailed review of all public accounting services and fee amounts is performed by the audit committee prior to the audit opinion being issued at year end. At that time, the auditor provides the audit committee with the annual independence letter and the form and content of fees disclosure for our annual report.

PROPOSAL 2

AUTHORIZATION FOR BOARD OF DIRECTORS TO FIX AUDITOR REMUNERATION

Under the Business Corporations Act (Yukon Territory), the remuneration of our auditor may be established by an ordinary resolution of our shareholders or, if not so established, may be established by our Board of Directors. In order to provide our company with the necessary flexibility to effectively manage the engagement of the auditor, it is important that the Board of Directors have the authority to negotiate and fix the remuneration to be paid to the auditor in connection with the services to be provided to our company. Accordingly, the following ordinary resolution will be presented for approval at the meeting:

"BE IT RESOLVED THAT:

(a)
the Board of Directors be and is hereby authorized to fix the remuneration to be paid to the auditor, as appointed by ordinary resolution of the shareholders, in connection with the services to be provided to the Company by such auditor; and

(b)
the Board of Directors be and is hereby authorized to delegate to any one senior officer of the Company the authority to negotiate and enter into an agreement with the Company’s auditor with respect to the services to be provided by it to the Company, and the remuneration to be paid to the auditor for such services, on such terms and conditions as the senior officer deems fair and reasonable."

PROPOSAL 3

DETERMINATION OF NUMBER OF DIRECTORS

Our Articles provide that our company may have not less than three (3) and not more than twenty (20) directors. The number of directors must be fixed within this range by ordinary resolution of the shareholders at the meeting of shareholders at which directors are to be elected.

By shareholders’ resolution adopted at our last annual and special meeting of the shareholders, the number of directors was set at four (4). There are currently four (4) members of the Board of Directors. Our management proposes that the number of directors be set at four (4). Accordingly, the following ordinary resolution will be presented for approval by the shareholders at the meeting:

“BE IT RESOLVED THAT the number of directors be and is hereby set at four (4).”

PROPOSAL 4

ELECTION OF DIRECTORS

Our directors are elected at each annual meeting and hold office until the next annual meeting or until their successors are appointed. In the absence of instructions to the contrary, the enclosed proxy will be voted for all of the four current directors, each of whom management proposes to nominate. Shares represented by proxies which are marked “Withhold” with respect to the election of any nominee will be counted for determination of a quorum, but will not be counted as either an affirmative vote for such nominee or a negative vote against the nominee.

The following information regarding our directors is relevant to your consideration of the nominees proposed by management:

Name of Directors	Position Held with the Company	Age	Date First Elected or Appointed
William Cronin (1) (2) Connecticut United States	Director	59	Director since June 7, 2001.
Martin Gannon (1) (2) Connecticut United States	Director	54	Director since February 3, 2003.
Johnny Christiansen (1) Horten Norway	Director	51	Director since August 14, 2003.
Robert Rudman (2) Florida United States	Chairman	59	Director since September 22, 1993, President and CEO from January 19, 1996 to June 30, 2005 and Chairman since June 4, 1999. Consultant since June 30, 2005.
(1) Member of the Compensation Committee
(2) Member of the Audit Committee.

Business Experience and Principal Occupation of Directors, Executive Officers and Significant Employees

The following is a brief description of the present principal occupation, business or employment of each of our directors during the past five years of each of our directors and proposed directors, executive officers and key employee of our company, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

William Cronin

Mr. Cronin has been a director since June 2001 and previously served as a director from November 17, 1995 to April 25, 1998. Since 1986, Mr. Cronin has been the owner of Madison Financial Services, a registered investment adviser firm located in Madison, Connecticut, specializing in tax, pension investing planning strategies and portfolio management.

Martin Gannon

Mr. Gannon joined our company as a director on February 3, 2003. Mr. Gannon has been a Certified Public Accountant since 1973. He has been a partner and the vice president of the accounting firm of Barron Gannon & Co., P.C. since 1982. In his advisory role to his clientele, he has assisted companies from their inception to maturity.

Johnny Christiansen

Mr. Christiansen joined our company as a director on August 14, 2003. Mr. Christiansen resides in Norway. Mr. Christiansen is presently the President and Chief Executive Officer of IQ Medical Corp. (PK: IQMC), a U.S. public company. Mr. Christiansen is also a business consultant to Visionaire, AS Norway, a private Scandinavian company. He has a strong knowledge of our business and industry as he served as the President of SensoNor ASA from 1999-2002. SensoNor is a Norwegian company and a leading provider of tire monitoring, airbag and rollover sensors for the automotive industry. During Mr. Christiansen's tenure as its President, SensoNor raised more than $100 million in financing and signed contracts for more than $400 million. Before 1999, Mr. Christiansen served as a director of various companies, including Davis AS, Kongsberg Norcontrol Systems, Norcontrol Training AS and Norcontrol Automation AS.

Robert Rudman

Mr. Rudman has been a director since September 1993. Mr. Rudman joined our company in March 1993 as the Chief Financial Officer after serving as an independent financial consultant for several months. He was appointed our Chief Executive Officer on January 19, 1996 and served as our President from January 19, 1996 to June 4, 1999, when he was appointed Chairman of the Board. Mr. Rudman was reappointed our President effective April 1, 2000. He resigned as President and Chief Executive Officer on June 30, 2005. Mr. Rudman currently acts as a consultant to our company in addition to his role as non-executive Chairman of the Board. In addition, Mr. Rudman is a member of the Board of Directors and serves as the Chief Financial Officer, Secretary and Treasurer of IQ Medical Corp. (PK: IQMC), a U.S. public company. Mr. Rudman is a Chartered Accountant with over 17 years of experience assisting public companies listed primarily on the Vancouver Stock Exchange (now the TSX Venture Exchange). Prior to joining our company, Mr. Rudman was manager of a California-based sales contract financing firm. Previously, he was a partner in a consulting firm providing professional assistance to publicly traded companies. Mr. Rudman became a Chartered Accountant in 1974 and worked with Laventhol & Horwath and Price Waterhouse & Co. in Winnipeg, Manitoba.

Leif Pedersen

Effective as of October 20, 2006, Mr. Leif Pedersen resigned as our President and Chief Executive Officer. Effective as of April 12, 2006, Mr. Pedersen was appointed as our President and Chief Executive Officer. From late 2001 through 2005, Mr. Pedersen, a Norwegian citizen, was the managing director of Consilium GmbH in Hamburg, Germany, responsible for marketing, sales, support and service for a line of technical products for the maritime industry including radar, speed logs and various monitoring and detection systems. Before joining Consilium Mr. Pedersen was program director for SensoNor ASA, a company specializing in the development and production of micro sensors, particularly for the automotive applications. SensoNor is one of the largest sensor suppliers within its niche in the automotive industry. Mr. Pedersen’s earlier experience also includes a variety of sales and marketing and executive positions with Norcontrol AS, The Marine Group, Inc. and Kongsberg Norcontrol AS. He holds a master’s degree in electronics from the Technical University in Trondheim, Norway, and has a degree in business administration from the Bedriftsokonomisk Institutt in Norway. He also earned an export candidate certificate from the Norwegian Export School. Mr. Pedersen has studied cybernetics, electronics, sales and marketing and leadership training. Fluent in English, Norwegian and German, Mr. Pedersen has held several director positions and is at this time a director of Consilium Sevoteknikk AS in Oslo, Norway.

Jeff Finkelstein

Mr. Finkelstein was formally appointed as our Chief Financial Officer in October 2002. He is a Chartered Accountant and is responsible for all financial and related internal control functions for our company, including finance, treasury, accounting, taxation, legal, and administration. Mr. Finkelstein was promoted to Acting Chief Financial Officer of our company in May 2002, after serving as our controller since February 22, 1999. From 1996 to 1999, he served as controller of Golden Knight Resources Inc., a Toronto Stock Exchange listed public company, and Silver Standard Resources, a Nasdaq listed public company. From 1993 to 1995, he served as controller of a private distribution company after eight years as a public accountant.

Shawn Lammers

Mr. Lammers has been with our company since its inception. He currently serves as our Vice President Engineering and is responsible for the development of the patented remote sensing technology utilized in our products. He has been the chief engineer in respect to the design, development and production of our passenger car tire monitoring system, our commercial vehicle tire monitoring system and our industrial equipment tire pressure monitoring systems. He has developed software for MS-DOS, Windows, UNIX Workstations and Amiga platforms.

David Warkentin

Effective October 20, 2006, Mr. David Warkentin was appointed as our President and Chief Executive Officer. Mr. Warkentin joined our company on August 8, 2005, as Vice President of Sales and Marketing. During 2004 and 2005, Mr. Warkentin was the Vice President of Sales of Intrinsyc Software International, Inc. (TSX: ICS), a Canadian public company that provides engineering services to wireless mobile device makers as well as licensable software for the wireless telephone handset market. From 2000 until 2004, Mr. Warkentin was the Director of Sales for Silent Witness Enterprises Ltd., a Canadian company that manufactures security cameras and digital video recorders targeted to the financial, educational and corrections markets. Also during 2000, Mr. Warkentin was the North American Sales Manager for Digital Dispatch Systems, and was responsible for a sales team selling mobile dispatch hardware and software solutions directly to end-users.

Family Relationships

There are no family relationships between any of our directors or executive officers.

BOARD AND COMMITTEE MEETINGS

Our Board of Directors held two formal meetings during the year ended July 31, 2006. All other proceedings of the Board of Directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Business Corporations Act (Yukon Territory) and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

During the year ended July 31, 2006, each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a director and (ii) the total number of meetings held by all committees of the Board of Directors during the period on which he served.

Independent Directors

The following directors are independent:

•	William Cronin
•	Martin Gannon
•	Johnny Christiansen

Robert Rudman is not independent as he is the former President and Chief Executive officer of the company and he is paid a monthly retainer as a consultant.

Orientation of New Board Members and Continuing Education for Board Members

There is no formal orientation for new board members. However, they are generally provided with our company’s current financial information and business plan. There is no formal continuing education for our board members.

Board Facilitation of Independent Supervision over Management

Our Board of Directors has semi-annual meetings where the board members review our performance. In addition, our Board of Directors may periodically conduct informal reviews of management.

Audit Committee

At the present time, our Audit Committee is comprised of Mr. Robert Rudman, Mr. William Cronin and Mr. Martin Gannon. This committee is directed to review the scope, cost and results of the independent audit of our books and records, the results of our annual audit and the adequacy of our accounting, financial, and operating controls; to recommend annually to the Board of Directors the selection of the independent auditor; to consider proposals made by the independent auditor for consulting work; and to report to the Board of Directors, when so requested, on any accounting or financial matters.

The Board of Directors has determined that each member of the audit committee is financially literate, that the audit committee has at least one member who is an "audit committee financial expert", as defined by the Securities and Exchange Commission, and that Martin Gannon is an "audit committee financial expert”. Mr. Cronin and Mr. Gannon are independent as defined by Rule 4200(a)(15) of the NASD Rules. To be considered independent under these rules, an individual cannot, among other things:

(a)	currently, or at any time during the past three years, be employed by our company or by any parent or subsidiary of our company;

(b)
have accepted or have a family member who accepted any payments from our company or any parent or subsidiary of our company in excess of $60,000 during any period of twelve consecutive months within the preceding three years, with certain exceptions; or

(c)
be, or have a family member who is, a current partner of our company's outside auditor, or have been, or have a family member who was, a partner or employee of our company's outside auditor who worked on our company's audit at any time during any of the past three years.

Our Board of Directors has adopted an audit committee charter, a copy of which was filed with our 2004 proxy statement and information circular.

During our year ended July 31, 2006, our Audit Committee held four meetings. Other business of the Audit Committee was conducted by resolutions consented to in writing by all members of the Audit Committee and filed with the minutes of the proceedings of the Audit Committee.

Report of the Audit Committee

The following is the Report of the Audit Committee. For the year ended July 31, 2006, the Audit Committee has:

1.	reviewed and discussed the audited consolidated financial statements with the company’s management;

2.
discussed with the independent accountants the matters described in Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

3.
received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent accountants its independence; and

4.
recommended to the Board of Directors that the audited financial statements be included in our company's annual report on Form 10-KSB for the period ended July 31, 2006, based on the review and discussions referred to above.

Mr. Robert Rudman
Mr. William Cronin
Mr. Martin Gannon

Compensation Committee

We have a Compensation Committee made up of William Cronin, Martin Gannon and Johnny Christiansen. Al Kozak, our former President and Chief Executive Officer, was a member of the Compensation Committee until his resignation on August 29, 2005. The function of the Compensation Committee is to investigate and recommend to the Board of Directors appropriate levels and types of compensation for our directors, officers and employees. During fiscal 2006, this committee held two meetings. Other business of the Compensation Committee was conducted by resolutions consented to in writing by all the members of the Compensation Committee and filed with the minutes of the proceedings of the Compensation Committee.

Base Salaries

Base salaries are reviewed annually. Consideration of salary adjustments, if any, is based on competitive market data of a relevant peer group of companies and individual performance. The Compensation Committee reviews and approves all salary adjustments as recommended by senior management.

To determine the appropriate level of compensation for the directors and our Chief Executive Officer, our management provides our Board of Directors with recommendations based on numerous factors such as competitive market data. The Board of Directors approves compensation levels for the directors and Chief Executive Officer.

No Standing Nominating Committee

We do not have a standing nominating committee or any other standing committee.

Nominees for a seat on our Board of Directors are identified by individual members of our Board of Directors and by our management based on criteria established by our Board of Directors. Information about a nominee is provided to the Board of Directors by members of our management and by the individual members of our Board of Directors.

Although our Board of Directors has no formal process to satisfy itself that it, its committees, and its individual members are performing effectively, no concerns have arisen regarding effectiveness and the Board of Directors remains receptive to any comments on effectiveness issues.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following tables set forth specified information with respect to the beneficial ownership of shares of our common stock as of September 29, 2006 by:

•	each person or affiliated group which, to our knowledge, beneficially owns five percent (5%) or more of the outstanding common stock;

•	each of our directors,

•	each of the Named Executive Officers (as hereinafter defined); and

•	all of our executive officers and directors as a group.

Our calculation of the percentage of shares of our common stock that are beneficially owned are based on our having had 315,774,656 shares of our common stock issued and outstanding on September 29, 2006, together with options and warrants that are exercisable for shares of our common stock within 60 days from September 29, 2006 for each beneficial owner. Under the rules of the United States Securities and Exchange Commission, beneficial ownership includes shares over which the named beneficial owner exercises voting control and or investment power. Shares of our common stock that are subject to options or warrants that are currently exercisable or will become exercisable within sixty days from September 29, 2006 are deemed outstanding for computing the respective percentage ownership of each person holding the option or warrant, but are not deemed outstanding for purposes of computing the respective ownership percentage of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the tables have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of September 29, 2006, certain information with respect to the beneficial ownership of shares of our common stock by each person known by us to be the beneficial owner of more than 5% of the shares of our common stock, by each person known by us to be the beneficial owner of more than 10% of the shares of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the number of shares shown, except as may be otherwise indicated. Beneficial ownership consists of a direct interest in the Common Shares, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
William Cronin 180 Concord Drive Madison, Connecticut, USA 06443	2,914,746 (2)	*

Martin Gannon 1275 Post Road Fairfield, Connecticut, USA 06824	2,685,000 (3)	*

Johnny Christiansen Spurvestien 24 3189 Horten, Norway	2,050,000 (4)	*

Robert Rudman #40 - 5740 Garrison Road Richmond, BC V7C 5E7	10,780,411 (5)	3.32%

Leif Pedersen 3187 Horten, Norway	Nil	*

Jeff Finkelstein 3460 Regent Street Richmond, BC V7E 2N1	4,422,010 (6)	1.38%

Shawn Lammers 3460 Regent Street Richmond, BC V7E 2N1	4,460,479 (7)	1.39%

David Warkentin 20580 Powell Ave. Maple Ridge, B.C. V2X 3G1	1,000,000 (8)	*

Directors and Executive Officers as a Group	28,312,646 (9)	8.23%

Cornell Capital Partners, L.P. 101 Hudson St., Suite 3606 Jersey City, NJ 07302	16,270,138 (10)	4.90%

Staraim Enterprises Limited Athalassas, 47 2nd Floor, Flat/Office 202 Strovolos, P.C. 2012 Nicosia, Cyprus	16,270,138 (11)	4.90%

Xentennial Holdings Limited Athalassas, 47 2nd Floor, Flat/Office 202 Strovolos, P.C. 2012 Nicosia, Cyprus	16,270,138 (12)	4.90%

Starome Investments Limited Athalassas, 47 2nd Floor, Flat/Office 202 Strovolos, P.C. 2012 Nicosia, Cyprus	16,270,138 (13)	4.90%

* Represents less than 1% of the shares of our outstanding common stock

(1) Based on 315,774,656 shares of common stock issued and outstanding as of September 29, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of shares of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Includes options to acquire up to 2,827,500 shares of our common stock, exercisable within sixty days.

(3) Includes options to acquire up to 2,685,000 shares of our common stock, exercisable within sixty days.

(4) Includes options to acquire up to 2,050,000 shares of our common stock, exercisable within sixty days.

(5) Includes 10,257 shares of our common stock that are owned by Mr. Rudman's wife over which Mr. Rudman has sole voting and dispositive power, and options to acquire up to an additional 8,501,500 shares of our common stock exercisable within sixty days.

(6) Includes options to acquire up to 3,405,000 shares of our common stock exercisable within 60 days.

(7) Includes options to acquire up to 3,447,700 shares of our common stock exercisable within 60 days.

(8) Includes options to acquire up to 1,000,000 shares of our common stock exercisable within 60 days.

(9) Includes options to acquire up to 23,906,800 shares of our common stock exercisable within 60 days.

(10) Includes only 16,270,138 shares of our common stock beneficially owned by Cornell Capital Partners L.P. The total number of shares of our common stock owned by Cornell Capital Partners L.P. includes: (i) 3,855,680 shares of our common stock that could be issued upon the conversion of 3,855,680 5% series A convertible preferred shares, (ii) 226,666,667 shares of our common stock that could be issued upon the conversion of a10% convertible debenture issued by our company in the original principal amount of $8,000,000, (iii) 56,666,667 shares of our common stock that could be issued upon the conversion of a 10% convertible debenture issued by our company in the original principal amount of $2,000,000, (iv) 53,571,429 shares of our common stock that could be issued upon the conversion of a 5% convertible debenture issued by our company in the original principal amount of $1,500,000, at a conversion price of $0.028 per share, (v) 16,668,750 shares of our common stock that could be issued upon the exercise of 16,668,750 common share purchase warrants issued to Xentennial Holdings Limited expiring June 23, 2010 at an exercise price of $0.16 per share and (vi) 4,162,500 shares of our common stock that could be issued upon the exercise of 4,162,500 common share purchase warrants issued to Staraim Enterprises Limited expiring June 23, 2010 at an exercise price of $0.16 per share. The 5% and 10% convertible debentures and the share purchase warrants all contain a contractual restriction on beneficial share ownership that limits Cornell Capital Partners L.P. to beneficial ownership, at any one time, of 4.9% of our outstanding shares. Cornell Capital Partners L.P. and its affiliates, in the aggregate, cannot own more than 4.9% of our outstanding shares of common stock except upon providing us with not less than 65 days prior notice. Because Staraim Enterprises Limited and Xentennial Holdings Limited are wholly owned by Cornell Capital Partners L.P., Cornell Capital Partners L.P. is deemed to beneficially own all shares of our common stock held by them. Also, because Staraim Enterprises Limited and Xentennial Holdings Limited are affiliates of Cornell Capital Partners, Staraim Enterprises Limited, Xentennial Holdings Limited and Cornell Capital Partners cannot, collectively, beneficially own in excess of 4.9% of our outstanding shares of common stock. Yorkville Advisors, the general partner of Cornell Capital Partners L.P., may also be deemed to beneficially own the securities of our company that are owned by Cornell Capital Partners L.P. Mark A. Angelo, the founder and President of Cornell Capital Partners, has sole voting and dispositive power over the securities of our company that are beneficially owned by each of Cornell Capital Partners, Xentennial Holdings Limited and Staraim Enterprises Limited.

(11) Includes only 16,270,138 shares of our common stock beneficially owned by Staraim Enterprises Limited. The total number of shares of our common stock beneficially owned by Staraim Enterprises Limited includes (i) 56,666,667 shares of our common stock that could be issued upon the conversion of the 10% convertible debenture issued by our company in the original principal amount of $2,000,000, which matures June 23, 2008, and (ii) 4,162,500 shares of our common stock that could be issued upon the exercise of 4,162,500 common share purchase warrants. The 10% convertible debenture and the share purchase warrants all contain a contractual restriction on beneficial share ownership that limits Staraim Enterprises Limited to beneficial ownership, at any one time, of 4.9% of our outstanding shares. Staraim Enterprises Limited and its affiliates, in the aggregate, cannot own more than 4.9% of our outstanding shares of common stock except upon providing us with not less than 65 days prior notice. These shares of our common stock are held by either Staraim Enterprises Limited, a Cyprus company, or its wholly-owned subsidiary, Staraim Enterprises Limited, a New Brunswick corporation. Cornell Capital Partners L.P. owns all of the issued and outstanding securities of Staraim Enterprises Limited, and has voting and dispositive authority over all of the shares of common stock of our company that are owned by Staraim Enterprises Limited. Mark A. Angelo, the founder and President of Cornell Capital Partners L.P., is deemed to control Cornell Capital Partners L.P. and therefore is deemed to be the beneficial owner of the securities of our company that are held by Staraim Enterprises Limited. Mark Angelo disclaims beneficial ownership of these shares. Cornell Capital Partners L.P. and its affiliates, in the aggregate, cannot own more than 4.9% of our outstanding shares of common stock. As Staraim Enterprises Limited and Xentennial Holdings Limited are affiliates of Cornell Capital Partners L.P., Staraim Enterprises Limited, Xentennial Holdings Limited and Cornell Capital Partners L.P. cannot, collectively, own in excess of 4.9% of our outstanding shares of common stock.

(12) Includes only 16,270,138 shares of our common stock beneficially owned by Xentennial Holdings Limited. The total number of shares of our common stock beneficially owned by Xentennial Holdings Limited includes: (i) 226,666,667 shares of our common stock that could be issued upon conversion of the 10% convertible debenture issued by our company in the original principal amount of $8,000,000 and (ii) 16,668,750 shares of our common stock that could be issued upon exercise of 16,668,750 share purchase warrants issued by our company to Xentennial Holdings Limited. The 10% convertible debenture and the stock purchase warrants contain contractual restrictions on beneficial share ownership limiting Xentennial Holdings Limited's beneficial ownership to 4.9% of our outstanding shares of common stock except upon providing us with not less than 65 days prior notice. The shares shown and the shares proposed to be sold are held directly by either Xentennial Holdings Limited, a Cyprus company, and/or its wholly-owned subsidiary, Xentennial Holdings Limited, a New Brunswick corporation. All of the issued and outstanding securities of Xentennial Holdings Limited are owned by Cornell Capital Partners L.P., and Cornell Capital Partners is therefore deemed to have voting and dispositive authority over the shares of our company owned by Xentennial Holdings Limited. Mark A. Angelo, the founder and President of Cornell Capital Partners L.P., is deemed to control Cornell Capital Partners L.P. and therefore is deemed to be the beneficial owner of the securities of our company that are held by Xentennial Holdings Limited. Mark Angelo disclaims beneficial ownership of these shares. Cornell Capital Partners L.P. and its affiliates, in the aggregate, cannot own more than 4.9% of our outstanding shares of common stock. As Staraim Enterprises Limited and Xentennial Holdings Limited are affiliates of Cornell Capital Partners L.P., Staraim Enterprises Limited, Xentennial Holdings Limited and Cornell Capital Partners L.P. cannot, collectively, own in excess of 4.9% of our outstanding shares of common stock.

(13) Includes only 16,270,138 shares of our common stock beneficially owned by Starome Investments Limited. The total number of shares of our common stock beneficially owned by Starome Investments Limited includes: (i) 566,666,667 shares of our common stock that could be issued upon the conversion of all principal and interest due under our $20 million 10% convertible debenture, maturing on June 23, 2008, and (ii) 41,668,750 shares of our common stock that could be issued upon the exercise of 41,668,750 common share purchase warrants. The 10% convertible debenture and the common share purchase warrants contain contractual restrictions on beneficial share ownership limiting Starome Investments Limited's beneficial ownership to 4.9% unless Starome Investments Limited waives such limitation by providing us with 65 day notice. The 10% convertible debenture and the share purchase warrants are held directly by either Starome Investments Limited, a Cyprus company, and/or its wholly-owned subsidiary, Starome Investments Limited, a New Brunswick corporation. Prentice Capital Management, L.P. serves as investment manager to a number of investment funds (including Prentice Capital Partners, LP, Prentice Capital Partners GP, LP and Prentice Capital Offshore, Ltd.) and manages investments for certain entities in managed accounts with respect to which it has voting and dispositive authority over 100% of the shares of Starome Investments Limited. Michael Zimmerman is the Managing Member of (a) Prentice Management GP, LLC, the general partner of Prentice Capital Management and (b) Prentice Capital GP, LLC, the general partner of certain investment funds. As such, he is deemed to control Prentice Capital Management and certain of the investment funds and therefore may be deemed to be the beneficial owner of the securities of our company that are held by Starome Investments Limited. Each of Michael Zimmerman and Prentice Capital Management disclaims beneficial ownership of these securities of our company.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

The services of Mr. Robert Rudman, a director, are provided pursuant to a consulting agreement dated July 1, 2005 and the renewal and amendment agreement dated August 9, 2006. For further detail concerning Mr. Rudman’s consulting agreement, please refer to the discussion of Mr. Rudman’s Consulting Agreement below, at page 19.

The services of Mr. Leif Pedersen, our former President and Chief Executive Officer, were provided pursuant to a July 2006 oral consulting agreement between our company and Logistikk Service a.s. pursuant to which we paid Logistikk Service a.s. $20,000 per month in return for Mr. Pedersen’s services . For further detail concerning this consulting agreement, please refer to the section of this Information Statement entitled “Management Agreements and Termination of Employment and Change in Control Arrangements” below, at page 19.

The services of Mr. Shawn Lammers, our Vice President of Engineering, are provided pursuant to a management agreement dated August 1, 1999. For further detail concerning this management agreement, please refer to the section of this Information Statement entitled “Management Agreements and Termination of Employment and Change in Control Arrangements” below, at page 19.

The services of Mr. Jeff Finkelstein, our Chief Financial Officer, are provided pursuant to a management agreement dated October 23, 2002. For further detail concerning this management agreement, please refer to the section of this Information Statement entitled “Management Agreements and Termination of Employment and Change in Control Arrangements” below, at page 19.

The services of Mr. David Warkentin, our Vice President of Sales and Marketing, are provided pursuant to a management agreement dated August 8, 2005. For further detail concerning this management agreement, please refer to the section of this Information Statement entitled “Management Agreements and Termination of Employment and Change in Control Arrangements” below, at page 20.

Effective April 12, 2006, Al Kozak left our Company. As required by the terms of his management agreement, we are required to pay him severance compensation equal to one year’s income in 26 equal payments over (26) pay periods. We will continue to provide benefits coverage, excluding long-term disability, to Mr. Kozak until the earlier of April 12, 2007 or the date upon which Mr. Kozak becomes eligible for benefits coverage under another plan. In addition, until May 12, 2007, Mr. Kozak may continue to exercise any vested stock options. Any stock options that had not vested to Mr. Kozak on or before April 12, 2007 will automatically vest on the date we pay him his final severance payment. Thirty days after we pay Mr. Kozak his final severance payment, all unexercised stock options held by him will expire.

Effective March 24, 2006, we terminated our management agreement with Erwin Bartz. As required by the terms of his management agreement, we are required to pay Mr. Bartz severance compensation equal to one year’s income in 26 equal payment over 26 pay periods. We provided Mr. Bartz with benefits coverage, excluding long-term disability, until June 30, 2006. In addition, until April 24, 2007, Mr. Bartz may continue to exercise any vested stock options. Any stock options that had not vested to Mr. Bartz on or before April 24, 2007 will automatically vest on the date we pay him his final severance payment. Thirty days after we pay Mr. Bartz his final severance payment, all unexercised stock options held by him will expire.

Mr. Christiansen, a director of our company is a principal in Visionaire A.S. During the year ended July 31, 2005, we incurred expenses of $60,000 for a research report prepared by Visionaire A.S. on various sensor applications.

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

The promoters of our company are its directors and officers.

SUMMARY OF EXECUTIVE COMPENSATION

Particulars of compensation awarded to, earned by or paid to:

(a) our chief executive officer;

(b)
each of our four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed financial year and whose total salary and bonus exceeds US.$100,000 per year; and

(c)
any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of our company at the end of the most recently completed financial year;

(all such persons are referred to as the "Named Executive Officers") are set out in the summary compensation table below. Except as indicated, all dollar amounts set forth below with respect to the applicable year ended July 31, are expressed in United States dollars.

During fiscal 2006, six individuals served as our executive officers at various times: Leif Pedersen, Al Kozak, Jeff Finkelstein, Dave Warkentin, Erwin Bartz and Shawn Lammers.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation(1)
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation(1)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts	All Other Compen- sation
Leif Pedersen President and Chief Executive Officer	2006 2005 2004	$73,000 N/A N/A	Nil(2) N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	$45,050(3) N/A N/A
Al Kozak Former President and Chief Executive Officer	2006 2005 2004	$135,727 $177,162 $164,983	Nil(4) $44,495(5) Nil	Nil Nil Nil	1,750,000 4,540,000 683,000	Nil Nil Nil	Nil Nil Nil	$206,277(4) Nil Nil
Jeff Finkelstein Chief Financial Officer	2006 2005 2004	$150,449 $125,748 $97,490	Nil $30,338(7) Nil	Nil Nil Nil	1,200,000 3,000,000 329,610	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Dave Warkentin Vice-President, Sales and Marketing	2006 2005 2004	$116,187 N/A N/A	Nil(6) N/A N/A	Nil N/A N/A	3,600,000 N/A N/A	Nil N/A N/A	Nil N/A N/A	$20,125(6) N/A N/A
Shawn Lammers Vice-President, Engineering	2006 2005 2004	$134,366 $120,452 $108,739	Nil $30,338(7) Nil	Nil Nil Nil	1,000,000 3,000,000 332,600	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Erwin Bartz Former Vice-President, Product Management	2006 2005 2004	90,864 130,053 121,113	Nil $88,991(7) Nil	Nil Nil Nil	1,000,000 3,000,000 390,000	Nil Nil Nil	Nil Nil Nil	$139,791(8) Nil Nil

* The average of the closing foreign exchange rates for fiscal 2006, as calculated by using the reported daily rates posted by the Federal Reserve Bank of New York, was CDN$1.1553 to every US$1.00. For the purposes of this table, executive compensation paid in Canadian currency to the Named Executive Officers has been converted into United States currency at the rate of CDN$1.1553 to every US$1.00

(1) The value of perquisites and other personal benefits, securities and property for the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2) Represents consulting fees of $73,000 paid to Logistikk Service a.s. for executive management services performed by Mr. Pedersen. This amount was paid pursuant to a July 2006 oral agreement between our company and Logistikk Services a.s. whereby we pay $20,000 per month in return for Mr. Pedersen’s services. We are currently negotiating the terms of a contract with Logistikk Service a.s. related to Mr. Pedersen in his position as our President and Chief Executive Officer and will disclose such terms after finalization of the contract. No options have been issued as of September 29, 2006.

(3) Represents consulting fees of $45,050 paid to Logistikk Service a.s. for services primarily performed by Mr. Pedersen prior to the appointment of Mr. Pedersen as our President and Chief Executive Officer.

(4) Represents vacation pay of $6,329 and severance of $199,948. The severance is being paid over one year. To the end of July, 2006 $44,623 ($CDN $69,300) had been paid to Mr. Kozak.

(5) Represents the market value of 1,483,181 common shares issued as a stock bonus.

(6) Represents sales commissions of $20,125 earned by Mr. Warkentin during the year.

(7) Represents the market value of 1,011,260 common shares issued as a stock bonus.

(8) Represents severance of $139,791. The severance is being paid over one year. To the end of July, 2006 $48,927 ($CDN $56,525) had been paid to Mr. Bartz.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of September 29, 2006.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities be Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by securityholders	7,652,600	$0.10	6,761,400
Equity compensation plans not approved by securityholders	123,228,943	$0.13	6,374,290
Total	130,881,543	$0.12	13,135,690

OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

The following table sets forth for each of the Named Executive officers certain information concerning stock options granted to them during fiscal year 2006. We have never issued stock appreciation rights. We grant options that generally vest immediately at an exercise price equal to the fair market value of a share of common stock as determined by its closing price on the OTC Bulletin Board. Until 28, 2003, the exercise price was determined by its closing price on the Nasdaq Capital Market. The term of each option granted is generally five years from the date of grant. Options may terminate before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.

Name	Number of Securities Underlying Options/SARS Granted (#)	% of Total Options/SARS Granted to Employees in Fiscal Year	Exercise Price ($/share)	Expiration Date
Leif Pedersen	Nil	N/A	N/A
Al Kozak	1,750,000	6.14%	$0.10	December 29, 2010
Dave Warkentin	2,000,000 1,100,000 500,000	7.02% 3.86% 1.75%	$0.11 $0.10 $0.10	August 10, 2010 December 29, 2010 May 29, 2011
Jeff Finkelstein	1,200,000	4.21%	$0.10	December 29, 2010
Shawn Lammers	1,000,000	3.51%	$0.10	December 29, 2010
Erwin Bartz	1,000,000	3.51%	$0.10	December 29, 2010

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

The following table sets forth for each Named Executive Officer certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of July 31, 2006. The values for “in-the-money” options are calculated by determining the difference between the fair market value of the securities underlying the options as of July 31, 2006 ($0.142 per share) and the exercise price of the individual’s options. Al Kozak was the only Named Executive Officer who exercised options during fiscal 2006.

Name	Shares Acquired on Exercise (#)	Value Realized Underlying ($)	Number of Securities Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/Unexercisable
Leif Pedersen	None	None	0	0
Al Kozak	900,000	27,000	4,566,000 Exercisable 1,750,000 Unexercisable	54,600 0
Jeff Finkelstein	None	None	3,405,000 Exercisable 1,200,000 Unexercisable	45,000 0
Dave Warkentin	None	None	1,000,000 Exercisable 2,600,000 Unexercisable	0 0
Erwin Bartz	None	None	3,445,000 Exercisable 1,000,000 Unexercisable	45,000 0
Shawn Lammers	None	None	3,447,700 Exercisable 1,000,000 Unexercisable	45000 0
There were no options held by the Named Executive Officers that were re-priced during the most recently completed fiscal year.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

No management functions of our company are performed to any substantial degree by a person other than our directors or senior officers.

The services of Mr. Leif Pedersen, our former President and Chief Executive Officer, were provided pursuant to a July 2006 oral consulting agreement between our company and Logistikk Service a.s. pursuant to which we paid Logistikk Service a.s. $20,000 per month in return for Mr. Pedersen’s services (approximately CDN$22,300). We are currently negotiating the terms of a contract with Logistikk Service a.s. related to Mr. Pedersen and will disclose such terms after finalization of the contract.

On June 30, 2005, Robert Rudman resigned from his position as our President and Chief Executive Officer. He remains Chairman of our Board of Directors and entered into a consulting agreement with our company, dated as of June 30, 2005, with us. Pursuant to the consulting agreement, Mr. Rudman provides specified services to us for a monthly fee of $20,000 (approximately CDN$22,300) per month. The initial consulting agreement was for one year. It was renewed and extended for one additional year under the same terms except that the monthly fee was reduced to $10,000 (approximately (CDN$11,200 per month). The agreement is set to terminate on June 30, 2007 unless renewed by mutual agreement of the parties.

Effective August 1, 1999, our Board of Directors approved a new management agreement with Shawn Lammers, which calls for payment of a base salary of CDN$120,000 (approximately $107,600) per annum subject to increase from time to time plus incentive compensation as determined by our incentive compensation plan. Effective January, 1, 2006, Mr. Lammers' salary was increased to CDN$155,496 (approximately $139,400) per annum. Our incentive compensation plan expired on July 31, 2002. The agreement with Mr. Lammers requires us to pay a termination allowance in the event of the termination of Mr. Lammers' employment other than for just cause. The termination allowance is equal to the annual salary. On February 3, 2005 we amended Mr. Lammers' management agreement whereby in the event that the employment of Mr. Lammers is terminated within 12 months of an acquisition, hostile takeover or merger, and the termination is without cause, we, at our option, will either (i) pay upon termination an amount equal to the salary payable to Mr. Lammers of one year from the date of termination plus one month for each year of employment up to a maximum of two years or (ii) pay upon termination an amount equal to Mr. Lammers’ annual salary in effect on the termination date.

Effective October 23, 2002, our Board of Directors approved a management agreement with Jeff Finkelstein, which calls for the payment of a base salary of CDN$120,000 (approximately $107,600) per annum subject to increase from time to time. Effective January, 1, 2006, Mr. Finkelstein's salary was increased to CDN$175,540 (approximately $157,400) per annum. This agreement with Mr. Finkelstein requires us to pay a termination allowance in the event of the termination of Mr. Finkelstein other than for just cause. The termination allowance is equal to the annual salary in effect at the date of termination.

On February 3, 2005 we amended Mr. Finkelstein's management agreement whereby in the event that the employment of Mr. Finkelstein is terminated within 12 months of an acquisition, hostile takeover or merger, and the termination is without cause, we, at our option, will either (i) pay upon termination an amount equal to the salary payable to Mr. Finkelstein of one year from the date of termination plus one month for each year of employment up to a maximum of two-and-a-half years or (ii) pay upon termination an amount equal to Mr. Finkelstein’s salary in effect on the termination date.

Effective August 8, 2005, our Board of Directors approved a management agreement with David Warkentin which calls for payment of a base salary of CDN$130,000 (approximately $116,600) per annum plus quarterly commissions ranging from 5% to 100% of the base salary amount if certain predetermined performance criteria are met. Effective April 24, 2006, Mr. Warkentin’s base salary was increased to CDN$150,000 (approximately $134,500) per annum. Mr. Warkentin may, with the approval of our compensation committee, elect to receive his salary, commission and termination allowance, if any, in such number of shares of our common stock as will be determined based on the five day average closing price for shares of our common stock on the OTC-Bulletin Board.

Mr. Warkentin’s agreement is subject to the following termination provisions:

If Mr. Warkentin’s agreement is terminated for any reason other than for just cause after three months and within six months of the effective date of the management agreement, we must either continue to pay his salary and provide benefits until three months from the date of termination or pay three months’ salary in lieu of notice. In the event of termination for any reason other than just cause six months after the effective date of the management agreement, but within twelve months of the effective date of the management agreement, we must either continue to pay Mr. Warkentin’s salary and provide the benefits until six months from the date of termination or pay six months’ salary in lieu of notice. In the event of termination for any reason other than for just cause twelve months after the effective date of the management agreement, but within twenty-four months of the effective date of the management agreement, we must either continue to pay Mr. Warkentin’s salary and provide the benefits until nine months from the date of termination or pay nine months’ salary in lieu of notice. In the event of termination for any reason other than for just cause twenty-four months after the effective date of the management agreement, we must either continue to pay Mr. Warkentin’s salary and provide the benefits until twelve months from the date of termination or pay twelve months’ salary in lieu of notice. Any stock options that have been granted but that have not yet vested shall immediately terminate, and vested options may be exercised for a period of 30 days only after the final payment.

Notwithstanding anything else in the management agreement, in the event that Mr. Warkentin’s employment is terminated within eighteen months of an acquisition, a hostile takeover or a merger and the termination is without cause, we must either continue to pay the salary under the management agreement and provide benefits until the termination date or pay upon termination an amount equal to the salary payable to the termination date in lieu of notice. Any stock options that have been granted but that have not yet vested shall immediately vest at the date of the final payment of termination amounts, and may be exercised for a period of 30 days only after the final payment.

Other than as discussed above, we have no plans or arrangements in respect of remuneration received or that may be received by Named Executive Officers in fiscal 2005 to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $100,000 per Named Executive Officer.

OTHER COMPENSATION PLANS APPLICABLE TO DIRECTORS AND EXECUTIVE OFFICERS

From time to time, our Board of Directors, in consultation with our Compensation Committee, has awarded to our Directors and executive officers incentive options to purchase shares of our common stock.

Effective November 2, 2004 we revised our formal directors' compensation policy whereby directors are compensated for all meetings that they attend in person at the rate of $1,500 per day, which includes travel time to and from each meeting, and for all meetings that they participate by teleconference or other electronic means at the rate of $500 per day. Directors who participate in a meeting of any committee of the Board of Directors are entitled to compensation at the rate of $500 per day for attendance in person, and at the rate of $300 per day for participation by teleconference or other electronic means. Such fees are payable only if the meeting of the Board or of a committee of the Board, as the case may be, is more than one-half hour in duration. Directors are also entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors.

Effective March 27, 2006 and effective for fiscal 2006, our non-employee directors are paid $35,000 as a base retainer, $5,000 for acting as a member of a committee, $10,000 for acting as the chair of a committee, $15,000 for acting as the chair of the audit committee and $50,000 for acting as the chairman of the Board of Directors.

Our Board of Directors may award special remuneration to any director undertaking any extraordinary services on our behalf other than services ordinarily required of a director. Other than as indicated below, no director received and/or accrued any compensation for his services as a director, including committee participation and/or extraordinary assignments.

There are no arrangements or plans through which we provide pension, retirement or similar benefits for directors or executive officers.

We have adopted 12 formal stock incentive plans, two of which were approved by our shareholders at our 1998 Annual General Meeting, two of which were approved at our 2000 Annual General Meeting, two of which were adopted at our 2002 Annual General Meeting, two of which were adopted by our Board of Directors on August 11, 2003, one of which was adopted by our Board of Directors on December 17, 2004, one of which was approved by our shareholders at our 2004 Annual General Meeting, one of which was adopted by our Board of Directors on December 8, 2005 and one of which was approved by our shareholders at our 2005 Annual General Meeting. Five of these stock incentive plans provide for awards to eligible employees of our company or of any related entity who are resident in the United States and/or subject to taxation in the United States; the other five stock incentive plans provide for awards to all other eligible employees of our company or of any related entity.

To date, we have granted to directors, officers, employees and consultants Incentive Stock Options to purchase shares of our common stock subject to and in accordance with the prevailing policies of the stock exchange on which our shares were then listed. Options are granted based on the assessment by our Board of Directors and/or compensation committee of the optionee's past and present contribution to our success. These options are not transferable and are exercisable from the date granted until the earliest of (i) such number of years (up to 10 years) from the date of the grant, or (ii) such number of days following the death of the optionee as is specified in each optionee's option agreement.

Other than the management agreements, the advisory agreements and the stock incentive plans discussed herein, we do not presently have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except for the commission that David Warkentin, VP Sales and Marketing, may be entitled to pursuant to his management agreement with our company.

There are no arrangements or plans through which we provide pension, retirement or similar benefits for directors or executive officers.

SECTION 16(a) REPORTING

Since we are a “foreign private issuer”, as that term is used by the U.S. Securities and Exchange Commission, insiders of our company are exempt from the reporting requirements of Section 16(a) of the United States Securities Exchange Act of 1934, as amended (the “1934 Act”). Among other things, Section 16(a) of the 1934 Act requires certain “reporting persons” of any issuer with any class of equity securities registered under Section 12 of the 1934 Act to file with the United States Securities and Exchange Commission reports of ownership and changes in ownership of securities of the registered class. Reporting persons consist of directors, executive officers and beneficial owners of more than 10% of the securities of the registered class. We are aware that certain persons who would be subject to such reporting requirements, but for the fact that we are a “foreign private issuer”, have voluntarily filed reports under Section 16(a) of the 1934 Act during the year ended July 31, 2005. However, we are not in a position to comment on the accuracy or completeness of such filings.

CODE OF ETHICS

Effective October 3, 2003, our Board of Directors adopted a Code of Business Conduct and Ethics and Compliance Program that applies to, among other persons, our Company's President and Chief Executive Officer (being our principal executive officer), our Company's Chief Financial Officer (being our principal financial and accounting officer and controller), as well as persons performing similar functions. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.
full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

3.	compliance with applicable governmental laws, rules and regulations;

4.	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

5.	accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our company's personnel shall be accorded full access to our Chief Financial Officer with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our company's personnel are to be accorded full access to our Audit Committee if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by the Chief Financial Officer or by any person who would be considered an "insider" for the purposes of our Insider Trading Compliance Policy by virtue of such person's relationship to the Chief Financial Officer.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our Chief Financial Officer. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by the Chief Financial Officer, the incident must be reported to any member of our Company's Audit Committee. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our Company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Company's Code of Business Conduct and Ethics by another.

A copy of our Code of Business Conduct and Ethics was filed with the Securities and Exchange Commission as an exhibit to our Quarterly Report on Form 10-KSB on October 16, 2003. We will also provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to SmarTire Systems Inc., #150 - 13151 Vanier Place, Richmond, British Columbia, Canada V6V 2J1 or via e-mail at info@smartire.com.

INDEBTEDNESS TO COMPANY OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

None of our directors, executive officers or nominees for a seat on the board of directors, nor any of their associates, is indebted to our company nor have any of these persons been indebted to our company since the beginning of our most recently completed financial year (August 1, 2005). Further, we have not guaranteed or made any similar arrangement in respect of any debt owed by any of these persons, if any, to a third party.

PROPOSAL 5

APPROVAL OF 2006 STOCK INCENTIVE PLAN

UNITED STATES RESIDENTS

The shareholders will be asked to pass an ordinary resolution, as evidenced by a majority of the votes cast on this resolution at the Meeting, approving our proposed 2006 US Stock Incentive Plan.

The purpose of the 2006 US Stock Incentive Plan is to advance our interests by encouraging Eligible Employees who are resident in the United States and/or subject to taxation in the United States to acquire shares of our company, thereby increasing their proprietary interest in our company, encouraging them to remain associated with our company and furnishing them with additional incentive to advance our interests in the conduct of their affairs.

The 2006 US Stock Incentive Plan provides for the granting to the eligible employees of such awards as the Administrator (being our Board of Directors or a committee thereof appointed to act in such capacity) may from time to time approve.

The 2006 US Stock Incentive Plan will become effective upon its adoption by the Board of Directors in December, 2006. It will provide by its terms that it is to continue in effect for a term of ten (10) years unless sooner terminated.

Any Incentive Stock Options granted by the Administrator prior to the ratification of the 2006 US Stock Incentive Plan by the Shareholders have been, and shall be, granted subject to approval of the 2006 US Stock Incentive Plan by the holders of a majority of our outstanding voting shares, voting either in person or by proxy at a duly held shareholders’ meeting within twelve (12) months before or after its adoption by our Board of Directors. If such Shareholder approval is not obtained, our 2005 US Stock Incentive Plan will remain in effect, but all Incentive Stock Options (as defined below) granted prior to and after the Meeting shall be considered to have been validly granted and issued as Non-Qualified Stock Options (as defined below), and any Incentive Stock Options granted to Eligible Employees will not be eligible for the exclusion set forth in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), with respect to the deductibility by our company of certain compensation.

The highlights of the 2006 US Stock Incentive Plan are as follows:

(a)	the Administrator will be our Board of Directors or a committee of the Board of Directors appointed to act in such capacity;

(b)
subject to applicable laws, including the rules of any applicable stock exchange or national market system, the Administrator will be authorized to award any type of Award to an Eligible Employee (a “Grantee”) that is not inconsistent with the provisions of the 2006 US Stock Incentive Plan, and that by its terms involves or may involve the issuance of:

(i)	shares of our common stock (including “Performance Shares” which may be earned in whole or in part upon attainment of performance criteria established by the Administrator),

(ii)	a stock option (an “Option”) entitling the Grantee to purchase shares of our common stock,

(iii)
a stock appreciation right (an “SAR”) entitling the Grantee to acquire such number of shares of our common stock or such cash compensation as will be determined by reference to any appreciation in the value of our common stock in accordance with terms to be established by the Administrator,

(iv)
any right similar to an SAR, with a fixed or variable price related to the fair market value (as defined in our 2003 US Stock Incentive Plan - see below) of shares of our common stock and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events or the satisfaction of performance criteria or other conditions,

(v)
restricted stock issuable for such consideration (if any) and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions to be established by the Administrator,

(vi)
“Performance Units” which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled in cash, shares of our common stock or other securities, or a combination of cash, common stock or other securities, as established by the Administrator,

(vii)	any other security with the value derived from the value of shares of our common stock, or

(viii)	any combination of the foregoing;

(c)	the maximum number of shares of our common stock that will be issuable pursuant to all awards granted under the 2006 US Stock Incentive Plan will be 10,000,000 shares;

(d)	no insider of our company will be eligible to receive an award where:

(i)	the insider is not a director or senior officer of our company and the award is an option that would otherwise be granted to the insider as a consultant of our company, or

(ii)
any award, together with all of our company’s other previously established or proposed awards could result at any time in: (A) the number of shares of our common stock reserved for issuance pursuant to options granted to insiders exceeding 10% of the then-outstanding shares of our common stock, or (B) the issuance to insiders, within a one year period, of a number of shares exceeding 10% of our then-outstanding shares of common stock;

provided, however, that this restriction on the eligibility of insiders to receive an award will cease to apply if it is no longer required under any applicable laws, including the rules of an applicable stock exchange or a national market system;

(e)
the maximum number of shares of our common stock with respect to which options and SARs may be granted to any employee in any fiscal year will be limited to five percent (5%) of the number of shares of our common stock that is outstanding at the date of grant, subject to adjustment in certain circumstances;

(f)	each award will be subject to a separate award agreement between our company and the grantee, which shall specify the term of the award;

(g)
the exercise or purchase price, if any, of an award will be determined by the Administrator in compliance with applicable laws, including the rules of any applicable stock exchange or national market system;

(h)	the term of an option will be no more than ten years;

(i)
if the exercise price or any tax required to be withheld in respect of an option is satisfied by our company or the grantee’s employer withholding shares otherwise deliverable to the grantee, the Administrator may issue the grantee an additional option, subject to terms identical to the award agreement under which the option was exercised, but at an exercise price as determined by the Administrator in accordance with the 2006 US Stock Incentive Plan;

(j)
an option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the grantee only by the grantee;

(k)	other awards will be transferable to the extent provided in the relevant award agreement;

(l)
subject to applicable laws, including the rules of any applicable stock exchange or national market system, an award agreement may permit a grantee to exercise an award for a specified period following termination of the grantee as an eligible employee, in which event the award will terminate to the extent it is not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first;

(m)	the Administrator may at any time offer to buy out a previously granted award for a payment in cash or in shares of our common stock;

(n)
the Administrator may issue awards in settlement, assumption or substitution for outstanding awards or obligations to grant future awards if we or a related entity acquire another entity, an interest in another entity or an additional interest in a related entity, whether by merger, stock purchase, asset purchase or other form of transaction;

(o)
the number of shares of our common stock issuable under the 2006 US Stock Incentive Plan, including the number of shares issuable under any outstanding awards, is subject to adjustment in certain circumstances, including certain changes in the our share capital;

(p)
subject to applicable laws, including the rules of an applicable stock exchange or national market system, the consideration to be paid for the shares to be issued upon exercise or purchase of an award, including the method of payment, will be determined by the Administrator (and, in the case of an option, will be determined at the time of grant); provided that, in addition to any other types of consideration the Administrator may determine, the Administrator will be authorized to accept as consideration for the shares:

(i)	cash;

(ii)	check;

(iii)
surrender of shares of our common stock or delivery of a properly executed form of attestation of ownership of shares of our common stock as the Administrator may require (including withholding of shares otherwise deliverable upon exercise of the Award) which have a fair market value on the date of surrender or attestation equal to the aggregate exercise price of the shares as to which the award will be exercised (but only to the extent that such exercise of the award would not result in an accounting compensation charge with respect to the shares used to pay the exercise price unless otherwise determined by the Administrator); or

(iv)	any combination of the foregoing methods of payment;

(q)
our Board of Directors may at any time amend, suspend or terminate the 2006 US Stock Incentive Plan, subject to such shareholder approval as may be required by applicable laws, including the rules of any applicable stock exchange or national market system, provided that:

(i)	no award may be granted during any suspension of the 2006 US Stock Incentive Plan or after termination of the 2006 US Stock Incentive Plan; and

(ii)
any amendment, suspension or termination of the 2006 US Stock Incentive Plan will not affect awards already granted, and such awards will remain in full force and effect as if the 2006 US Stock Incentive Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the grantee and the Administrator, which agreement will have to be in writing and signed by the grantee and our company; and

(r)	“Fair Market Value” is defined to mean the value of shares of our common stock determined as of any date as follows::

(i)
where a public market exists for shares of our common stock, the Fair Market Value shall be (A) the closing price for one share of our common stock on the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for shares of our common stock or the Nasdaq National Market, whichever is applicable, or (B) if shares of our common stock are not traded on any such exchange or national market system, the average of the closing bid and asked prices of one share of our common stock on the Nasdaq SmallCap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii)	in the absence of an established market for shares of our common stock of the type described above, the Fair Market Value shall be determined by the Administrator in good faith.

(s)
under the 2006 US Stock Incentive Plan, options may be granted as either Incentive Stock Options under section 422 of the Code and the regulations thereunder (the “Incentive Stock Options”) or non-Incentive Stock Options under section 18 of the Code (the “Non-Qualified Stock Options”);

(t)	the specific provisions under the 2006 US Stock Incentive Plan which apply to Incentive Stock Options include the following:

(i)
if granted to a grantee who at the time of the grant owns stock representing more than ten percent of the voting power of all classes of our stock or any parent or subsidiary, Incentive Stock Options will be limited to a maximum term of five years and will be subject to an exercise price per share which may not be less than the fair market value of shares of our common stock on the date of the grant;

(ii)
an incentive stock option granted to any other grantee may be granted for a term not exceeding ten years at an exercise price per share which may not be less than the fair market value of shares of our common stock on the date of the grant;

(iii)
if the aggregate fair market value of shares of our common stock subject to Incentive Stock Options which become exercisable for the first time by a grantee (under all plans of our company and any parent or subsidiary) exceeds US$100,000 during any calendar year, the Incentive Stock Options to which such excess value is attributable will be treated as Non-Qualified Stock Options; and

(iv)
any Incentive Stock Option which is not exercised following the grantee’s termination as an eligible employee within the time permitted by law will automatically convert to a Non-Qualified Stock Option and will thereafter be exercisable for the period specified under the relevant award agreement;

(v)
Non-Qualified Stock Options may be granted for a term not exceeding ten years, and unless otherwise determined by the Administrator, the exercise price per share may not be less than the Fair Market Value of shares of our common stock on the date of the grant; and

(w)
the 2006 US Stock Incentive Plan has specific provisions which apply to grants of awards intended to qualify as “performance-based compensation”, as defined under section 162(m) of the Internal Revenue Code, to any employees who are “covered employees” for the purposes of section 162(m)(3) of the Code:

(i)	the exercise or purchase price per share, if any, of such an award may not be less than the fair market value of shares of our common stock on the date of the grant; and

(ii)
grants of such awards may only be made by a committee (or a subcommittee of a committee) which is comprised solely of two or more directors eligible under the Code to serve on a committee responsible for making Awards of performance based compensation.

The following is a table representing the anticipated allocation of the 2006 US Stock Incentive Plan:

Name and Position	Anticipated Dollar Value ($) (1)	Anticipated Number of Shares (1)
William Cronin, Director	$42,000(2)	1,050,000
Robert Rudman, Director	$57,000(2)	1,425,000
Martin Gannon, Director	$42,000(2)	1,050,000
Robin Humphreys, Employee	$12,000(2)	300,000
Brian Phillips, Employee	$8,000(2)	200,000
Total (Executive Group)	$161,000(2)	4,025,000
Total (Non-Executive Group)	$20,000(2)	500,000
(1) Represents anticipated amounts which are subject to change pursuant to Compensation Committee approval.

(2) Based upon the price of $0.04 per share of our common stock on September 29, 2006.

A copy of the 2006 US Stock Incentive Plan is attached as Exhibit “A”.

PROPOSAL 6

CONTINUANCE INTO BRITISH COLUMBIA

Shareholder approval as evidenced by a majority of not less than two-thirds of the votes cast at the meeting will be sought to approve the continuance of our company pursuant to the Business Corporations Act (British Columbia). The principal purpose for our company seeking to continue into British Columbia is the greater flexibility afforded under the Business Corporations Act (British Columbia) (for ease of reference we will hereafter refer to this statute as the “BC Act”) than under the Business Corporations Act (Yukon Territory) (for ease of reference we will hereafter refer to this statute as the “Yukon Act”). For example, under the BC Act:

(i)	a company may hold its own shares instead of returning them to treasury, unlike a company existing under the Yukon Act which may do so only in very limited circumstances; and

(ii)	a subsidiary company may hold the shares of a parent company incorporated under the BC Act, which is generally not possible where the parent company is existing under the Yukon Act.

In addition, we believe that our company should experience less delay and expense under the BC Act, as once continued we will have no need to continue to comply with Yukon corporate and securities law requirements. Accordingly, the special resolution set out below will be presented for approval at the meeting. Assuming that the special resolution is adopted by the shareholders, it is anticipated that we will cause the continuance to take effect as soon as practicable following the meeting. The Board of Directors reserves the right not to proceed with the continuance, even if approved by the requisite majority of votes cast at the meeting, if, in its sole discretion, the Board of Directors determines that it would not be in the best interests of our company to proceed.

Corporate Charter

Subject to and as a result of the continuance, we will adopt a corporate charter consisting of a Notice of Articles and Articles. Copies of the draft Notice of Articles and the draft Articles are attached as, respectively, Appendix A and B hereto, and shall be available for inspection at our registered and records office, Austring, Fendrick, Fairman & Parkkari, 3081 Third Avenue, Whitehorse, Yukon Y1A 4Z7 during normal business hours up to and including the date of the meeting. In addition, we will adopt the By-Laws attached as Appendix C hereto.

“RESOLVED, AS A SPECIAL RESOLUTION, THAT:

(a)
pursuant to Sections 302 through 307 of the Business Corporations Act (British Columbia), the directors are hereby authorized to file and prosecute to completion an application for a continuation into British Columbia pursuant to Section 302 of the Business Corporations Act (British Columbia);

(b)
the Notice of Articles and the Articles are hereby adopted, effective upon completion of the continuation of the Company as contemplated in Section 307 of the Business Corporations Act (British Columbia);

(c)
any one of the directors or officers be authorized to execute all documents necessary to commence and complete the continuance as contemplated in and required by the Business Corporations Act (British Columbia);

(d)
upon enactment by the directors, the By-laws of the Company, relating generally to the transaction of the business and affairs of the Company, be and they are hereby adopted, sanctioned and confirmed; and

(e)
the Board of Directors may elect not to submit this Special Resolution to the Registrar of Corporations if the Board of Directors determines that, in the circumstances, it would not be in the best interests of the Company to proceed with the continuance.”

Our management is of the view that the Yukon Act will provide to our shareholders substantively the same rights as are available to shareholders under the BC Act, including rights of dissent and appraisal and rights to bring derivative actions and oppression actions, and is consistent with corporate legislation in most other Canadian jurisdictions. The following is a summary of the differences between the BC Act and the Yukon Act. This summary is not intended to be exhaustive and shareholders should consult their legal advisors regarding all of the implications of the continuance. A copy of the Yukon Act will be available at our principal office, #150, 13151 Vanier Place, Richmond, British Columbia Canada V6V 2J1, prior to the meeting and will also be available at the meeting.

Summary of Certain Key Differences between the Yukon Act and the BC Act

Our management is of the view that the BC Act will provide to our shareholders substantively the same rights as are available to our shareholders under the Yukon Act, including rights of dissent and appraisal and rights to bring derivative actions and oppression actions. The following is a summary of certain key differences between the Yukon Act and the BC Act. This summary is not intended to be exhaustive and we recommend that our shareholders consult their legal advisors regarding all of the implications of the continuance. A copy of the BC Act will be available at our principal office, #150, 13151 Vanier Place, Richmond, British Columbia Canada V6V 2J1, prior to the meeting and will also be available at the meeting.

Special Resolutions

Under the Yukon Act, the majority of votes required for a company to pass a special resolution at a meeting of shareholders is 2/3 of the votes cast on the resolution. Under the BC Act, a company may specify in its Articles the level of shareholder approval required to pass a special resolution at a meeting of shareholders, provided the required level of approval is at least 2/3 and not more than 3/4 of the votes cast. The draft Articles proposed for adoption by our company subject to, and upon the effectiveness of the continuance, provides in Section 8.2 that the majority of votes required for our company to pass a special resolution at a meeting of shareholders is 2/3 of the votes cast on the resolution.

Amendments to our Charter Documents

Substantive changes to the corporate charter of a company under the Yukon Act, such as a change in name of the company, an alteration of the restrictions, if any, on the business of the company, or changes to the authorized capital structure of the company, generally require shareholder approval by way of a special resolution passed by not less than 2/3 of the votes cast by the shareholders voting on the resolution. Where the rights of the holders of a class or series of shares would be affected differently by the alteration than those of the holders of other classes or series of shares, the alteration must be approved by a special resolution passed by not less than 2/3 of the votes cast by the holders of the shares of such class or series.

Generally, any alteration to the notice of articles (including an alteration to effect a change in the company’s name) or the articles of a company under the BC Act must be authorized by: (i) the type of resolution specified by the BC Act; (ii) if the BC Act does not specify the type of resolution, by the type of resolution specified by the articles; or (iii) if neither the BC Act nor the articles specify the type of resolution, by a special resolution.

The draft Articles proposed for adoption by our company subject to, and upon the effectiveness of the continuance, specify that a directors’ resolution will be required to authorize alternations to our Notice of Articles or the Articles, unless the BC Act requires some other resolution to effect any alterations to our Notice of Articles or our Articles.

Sale, Lease or Exchange of All or Substantially All of a Company’s Property

The Yukon Act requires that a sale, lease or exchange of all or substantially all of the property of a company, other than in the ordinary course of business, be approved at a shareholders meeting by special resolution. Each share of the company carries the right to vote in respect of an extraordinary sale, lease or exchange of all or substantially all of the property, whether or not it otherwise carries the right to vote. Where the rights of the holders of a class or series of shares would be affected differently than those of the holders of other classes or series of shares, the sale, lease or exchange of property must be approved by a special resolution passed by not less than 2/3 of the votes cast by the holders of the shares of such class or series.

Similarly, under the BC Act, a company must not sell, lease or otherwise dispose of all or substantially all of its undertaking unless: (i) it does so in the ordinary course of its business; or (ii) it has been authorized to do so by a special resolution.

Amalgamation

An amalgamation involving a Yukon Act company (except by way of a “short form” amalgamation between a holding company and one or more of its wholly-owned subsidiaries, or between two or more wholly-owned subsidiaries of the same holding company) must be authorized by a special resolution adopting the amalgamation agreement. Each share of an amalgamating Yukon Act company carries the right to vote in respect of an amalgamation whether or not it otherwise carries the right to vote. Where the rights of the holders of a class or series of shares would be affected differently by the amalgamation agreement than those of the holders of other classes or series of shares, the amalgamation agreement must be approved by a special resolution passed by not less than 2/3 of the votes cast by the holders of the shares of such class or series.

Generally, under the BC Act, an amalgamation (except by way of a short form amalgamation) must be approved by a special resolution of the shareholders adopting the amalgamation agreement. Each share of an amalgamating BC Act company carries the right to vote in respect of an amalgamation whether or not it otherwise carries the right to vote. Where the rights of the holders of a class or series of shares would be prejudiced or interfered with by the adoption of the amalgamation agreement, the amalgamation agreement must be approved by a special resolution passed by a separate special resolution of the holders of the shares of such class or series. The BC Act contemplates amalgamations that are subject to court approval and, where the management of each amalgamating company has taken certain steps to establish a reasonable belief that no creditor will be materially prejudiced by the amalgamation, are not subject to court approval.

Continuance

A Yukon Act company may be continued under the laws of another jurisdiction, provided that it has been authorized to do so by a special resolution. Each share of an amalgamating Yukon Act company carries the right to vote in respect of a continuance whether or not it otherwise carries the right to vote.

Similarly, a BC Act company may be continued under the laws of another jurisdiction, provided that it has been authorized to do so by a special resolution.

Rights of Dissent and Appraisal

The BC Act provides that shareholders who dissent to certain actions being taken by a company may exercise a right of dissent and require the company to purchase the shares held by such shareholder at the fair value of such shares. The dissent right is applicable in respect of, among other things:

(i)	a resolution to alter any restrictions contained in the company’s articles on the powers of the company or on the business that it is permitted to carry on;

(ii)	a resolution to adopt an amalgamation agreement;

(iii)	a resolution to amalgamate with a foreign corporation to form a foreign amalgamated corporation;

(iv)	a resolution to approve an arrangement, where the terms of the arrangement permit dissent;

(v)	a resolution to ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking; and

(vi)	a resolution to authorize the continuation of the company out of British Columbia.

The Yukon Act contains similar dissent rights, although the procedure for exercising this remedy is different than that contained in the BC Act.

Oppression Remedies

Under the BC Act, a shareholder of a company (including a beneficial owner of shares), and any other person who in the discretion of the British Columbia Supreme Court is an appropriate person, has the right to apply to British Columbia Supreme Court for an order on the ground that: (i) the affairs of the company are being or have been conducted, or that the powers of the directors have been exercised, in a manner oppressive to one or more of the shareholders, including the applicant; or (ii) some act of the company has been done or is threatened, or that some resolution of the shareholders has been passed or is proposed, that is unfairly prejudicial to one or more shareholders, including the applicant. On such an application the British Columbia Supreme Court may make such order as it sees fit, including an order to prohibit any act.

The Yukon Act contains similar rights. Under the Yukon Act, a shareholder, former shareholder, director, former director, officer or former officer of a corporation or any of its affiliates, or any other person who, in the discretion of a court, is a proper person to seek an oppression remedy may apply to a court for an order to rectify the matters complained of where in respect of a corporation or any of its affiliates, any act or omission of the corporation or its affiliates effects a result, the business or affairs of the corporation or any of its affiliates are or have been carried on or conducted in a manner, or the powers of the directors of the corporation or its affiliates are or have been exercised in a manner that is oppressive or unfairly prejudicial to, or that unfairly disregards the interests of, any security holder, creditor, director or officer.

Shareholders Derivative Actions

Under the BC Act, a shareholder (including a beneficial owner of shares and any other person who in the discretion of the British Columbia Supreme Court is an appropriate person) or a director of a company may, with leave of the British Columbia Supreme Court, prosecute a legal proceeding in the name and on behalf of the company to enforce an obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such obligation.

The Yukon Act provides for a similar right to bring a derivative action that extends to a shareholder, former shareholder, director, former director, officer or former officer of a corporation or its affiliates, and any person who, in the discretion of the British Columbia Supreme Court, is a proper person to make an application to Court to bring a derivative action.

Requisition of Meetings

The BC Act provides that shareholders of a company holding in the aggregate not less than 1/20 of the issued voting shares of the company may give notice to the directors requiring them to call and hold a general meeting of shareholders within four months.

The Yukon Act permits the holders of not less than 5% of the issued shares that carry the right to vote at a meeting sought to be held to require the directors to call and hold a general meeting of a corporation.

Place of Shareholder Meetings

Under the BC Act, a general meeting of the shareholders of a company must be held in British Columbia unless: (i) the location outside British Columbia is provided for in the articles; (ii) the articles do not restrict the company from approving a location outside British Columbia for the holding of the general meeting and the location for the meeting is (A) approved by the resolution required by the articles for that purpose, or (B) if no resolution is required for that purpose by the articles, approved by ordinary resolution of the shareholders; or (iii) the location for the meeting is approved in writing by the British Columbia Registrar of Companies before the meeting is held.

The draft Articles proposed for adoption by our company subject to, and upon the effectiveness of the continuance, do not provide that general meetings of our shareholders may be held outside of British Columbia. Therefore, meetings of our shareholders must be held in British Columbia at such location in British Columbia as may from time to time be fixed by a resolution of the Board of Directors.

The Yukon Act provides that meetings of shareholders may be held outside the Yukon where the articles so provide. Our current articles provide that meetings of our shareholders may be held in Vancouver, British Columbia.

Shareholders’ Rights to Dissent

A shareholder may give written objection to the continuance resolution pursuant to Section 193 of the Yukon Act at or before the meeting, or, if we did not send notice to that shareholder of the purpose of the meeting or of his or her right to dissent, within a reasonable time after the shareholder learns that the continuance resolution, as the case may be, was adopted and of his right to dissent.

The written objection must be given by registered mail or by delivery addressed to our company (Attention: The President) at the address of our registered and records office at Austring, Fendrick, Fairman & Parkkari, 3081 Third Avenue, Whitehorse, Yukon Y1A 4Z7.

In addition to any other right he may have, a dissenting shareholder who complies with section 193 of the Yukon Act is entitled to be paid by our company the fair value of the shares of our common stock held by him or her, determined as of the close of business on the last business day before the day of the approval of the continuance resolution, as the case may be.

A vote against the continuance resolution, an abstention or the execution or exercise of a proxy to vote against the continuance resolution does not constitute a written objection, but a shareholder need not vote against the continuance resolution in order to object. However, a shareholder who consents to or votes, other than as a proxy for a shareholder whose proxy required an affirmative vote, in favour of the continuation resolution or otherwise acts inconsistently with the dissent will cease to be entitled to exercise any rights of dissent.

After adoption of the continuance resolution our company or any dissenting shareholder who has given a written objection in accordance with Section 193 of the Yukon Act may make an application to the Court to fix the fair value of the shares of common stock held by the dissenting shareholder, whereupon our company will be required, unless the Court otherwise orders, to send to each dissenting shareholder a written offer to pay him an amount considered by the Board of Directors to be the fair value of such shares of our common stock. Unless the Court otherwise orders, our offer must be sent to each dissenting shareholder at least ten days before the application to the Court is returnable, if we are the applicant, or within ten days after we have been served with a copy of the originating notice in respect of the application, if a dissenting shareholder is the applicant. Every offer made by our company to the dissenting shareholders shall be on the same terms, and shall contain or be accompanied by a statement of how the fair value was determined.

A dissenting shareholder may agree with our company for the purchase of his or her shares of our common stock by our company in the amount of our offer or otherwise, at any time before the Court pronounces an order under the application fixing the fair value of our shares of common stock.

The Court:

(a)	may give directions for, among other things:

(i)
joining as parties all dissenting shareholders whose shares of our common stock are not purchased by our company and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation;

(ii)	the payment to the dissenting shareholder of all or part of the sum offered by our company for his or her shares of our common stock; and

(iii)	the appointment and payment of independent appraisers, and the procedures to be followed by them; and

(b)	shall make an order:

(i)
fixing the fair value of our shares of common stock held by all dissenting shareholders who are parties to the application (which value may be greater or less than the value of the common shares that the dissenting shareholder(s) would otherwise have received);

(ii)	giving judgment in that amount against our company and in favour of each of those dissenting shareholders; and

(iii)	fixing the time within which our company must pay that amount to any such dissenting shareholder.

A dissenting shareholder ceases to have any rights of a shareholder in respect of shares of our common stock for which a written objection has been given, other than the right to receive payment for those shares, upon the earlier of: (a) the effective time of the continuance; (b) the making of an agreement between the dissenting shareholder and our company for the purchase of his or her shares of common stock; or (c) the issuance of an order of the Court as described above. Until one of these foregoing events occurs, the dissenting shareholder may withdraw his or her dissent, or our company may rescind the continuance resolution, as the case may be, and in either case the proceedings under the application will be discontinued.

Strict Compliance with Dissent Provisions Required

The foregoing summary does not purport to be a comprehensive statement of the procedures to be followed by a dissenting shareholder who seeks payment of the fair value of such shareholder’s shares of our common stock, and is qualified in its entirety by reference to section 193 of the Yukon Act, the full text of which is attached to this Information Circular as Appendix D. The provisions of section 193 of the Yukon Act require strict adherence to the procedures established therein and failure to do so may result in the loss of dissent rights. Accordingly, each shareholder who might desire to exercise dissent rights should carefully consider and comply with the provisions of that section and should consult a legal advisor.

INTEREST OF CERTAIN PERSONS AND OTHERS IN MATTERS TO BE ACTED UPON

Save and except the foregoing, or as disclosed elsewhere in this Proxy Statement and Information Circular, since August 1, 2005, being the commencement of our last completed fiscal year, none of the following persons has any material interest, direct or indirect, in any transaction or proposed transaction which has materially affected or will materially affect our company or any of our subsidiaries:

(a) any of our directors or senior officers;

(b) any proposed nominee for election as a director of our company;

(c)	any shareholder holding, directly or indirectly, more than 10% of the voting rights attached to all the issued and outstanding common shares of our Company; and

(d) any associate or affiliate of any of the foregoing persons.

AVAILABLE DOCUMENTS

A copy of each of the following documents is available on the U.S. Securities and Exchange website at www.sec.gov/ and on SEDAR at www.sedar.com or by request from the Corporate Secretary of our company at our principal executive office at #150 - 13151 Vanier Place, Richmond, British Columbia, Canada, V6V 2J1, telephone (604) 276-9884:

(1)
our latest Annual Report on Form 10-KSB filed under the United States Securities Exchange Act of 1934, which report has also been filed with the British Columbia Securities Commission pursuant to section 153 of the British Columbia Securities Rules; and

(2)
our comparative financial statements for our most recently completed fiscal year in respect of which such financial statements have been issued together with the accompanying report of the auditors and any interim financial statements of our company required by law and issued subsequent to such comparative financial statements; and

(3)	our Information Circular dated as of November 8, 2005 in connection with the Annual General Meeting of Shareholders held on December 9, 2005.

subject to (i) in the case of persons who do not hold our securities, the payment of a reasonable charge and (ii) in any event, that we may require payment of a reasonable charge for exhibits to the annual Report on Form 10-KSB.

APPROVAL OF THE BOARD OF DIRECTORS

The contents of this Proxy Statement and Information Circular have been approved and the mailing thereof to our shareholders has been authorized by our Board of Directors.

ANNUAL REPORT

The Annual Report to our shareholders for the fiscal year ended July 31, 2006 is being mailed to the shareholders concurrently herewith, but such report is not incorporated into this Proxy Statement and Information Circular and is not deemed to be part of the proxy solicitation materials.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual and Special Meeting of Shareholders that will come before the meeting. Should any other matters arise requiring the vote of shareholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgement of the person or persons voting the proxies.

SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

All proposals of shareholders intended to be included in our proxy statement and form of proxy relating to the annual meeting of our shareholders for the year ending July 31, 2007 (the "2007 Annual Meeting") must be received by us no later than July 3, 2007 (assuming that the 2007 Annual Meeting is held on a date that is within 30 days from the anniversary date of the Meeting of Shareholders to be held on December 8, 2006). All such proposals must comply with the requirements of Regulation 14A of the Securities Exchange Act of 1934, as amended, and Section 138 of the Business Corporations Act (Yukon Territory) both of which set forth specific requirements and limitations applicable to nominations and proposals at annual meetings of shareholders

For any shareholder proposal that is not submitted for inclusion in our proxy statement and form of proxy relating to the 2006 Annual Meeting pursuant to the processes of Rule 14a-8 of the Securities Exchange Act of 1934, notice of such proposal must be received by our company no later than June 5, 2007 (assuming that the 2006 Annual Meeting is held on a date that is within 30 days from the date of the Meeting of Shareholders to be held on December 8, 2006); otherwise, our management may exercise, pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, discretionary voting authority under proxies it solicits for the 2007 Annual Meeting.

All shareholder proposals, notices and requests should be made in writing and sent via registered, certified or express mail, to our principal offices at Suite #150, 13151 Vanier Place, Richmond, British Columbia, Canada V6V 2J1.

With respect to business to be brought before the 2006 Annual Meeting to be held on December 8, 2006, we have not received any notices from shareholders that we were required to include in this proxy statement.

APPROVAL AND CERTIFICATE

The undersigned hereby certifies that the contents and the mailing of this Information Circular have been approved by the Board of Directors.

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

IT IS AN OFFENCE UNDER CERTAIN SECURITIES LEGISLATION FOR A PERSON OR COMPANY TO MAKE A STATEMENT IN A DOCUMENT REQUIRED TO BE FILED OR FURNISHED UNDER THE ACT OR THE REGULATIONS THAT, AT THE TIME AND IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION.

Please return your proxy as soon as possible. Unless a quorum, consisting of at least one twentieth of the outstanding shares entitled to vote, is represented at the meeting no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed envelope. Please act promptly to ensure that you will be represented at this important meeting.

DATED at Richmond, British Columbia this 10th day of November, 2006.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Jeff Finkelstein
JEFF FINKELSTEIN
CHIEF FINANCIAL OFFICER AND CORPORATE SECRETARY

EXHIBIT “A”

2006 STOCK INCENTIVE PLAN (U.S.)

1. PURPOSE

The purpose of this 2006 U.S. Stock Incentive Plan of SmarTire Systems Inc. (the "Company") is to advance the interests of the Company by encouraging Eligible Employees (as herein defined) to acquire shares of the Company, thereby increasing their proprietary interest in the Company, encouraging them to remain associated with the Company and furnish them with additional incentive in their efforts of the Company in the conduct of their affairs.

This Plan is specifically designed for Eligible Employees of the Company who are residents of the United States and/or subject to taxation in the United States, although Awards under this Plan may be issued to other Eligible Employees.

2. DEFINITIONS

As used herein, the following definitions shall apply:

(a) "Administrator" means the Board or a Committee of the Board duly appointed by the Board as the Administrator hereof;

(b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) "Award" means the grant of an Option, SAR, Restricted Stock or other right or benefit under the Plan.

(e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f) "Board" means the Board of Directors of the Company.

(g) "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for `Cause' as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee's:

(i)	refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity;

(ii)	unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability);

(iii)	performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity;

(iv)	dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or

(v)	commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(h)	"Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

(i)
the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept, or

(ii)
a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(i) "Code" means the U.S. Internal Revenue Code of 1986, as amended.

(j) "Committee" means any committee appointed by the Board to administer the Plan.

(k) "Common Stock" means the common stock of the Company.

(l) "Company" means SmarTire Systems Inc., a British Columbia company.

(m)
"Consultant" means any person (other than an Employee or, solely with respect to rendering services in such person's capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(n)
"Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(o)
"Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

(p) "Corporate Transaction" means any of the following transactions:

(i)	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is organized;

(ii)
the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

(iii)
any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

(q)	"Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

(r) “Director" means a member of the Board or the Board of Directors of any Related Entity.

(s)
"Disability" means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(t)	"Eligible Employee" means any person who is an Officer, a Director, an Employee or a Consultant.

(u)	"Employee" means any person, including an Officer or Director, who is a full-time or part-time employee of the Company or any Related Entity.

(v) "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

(w)	"Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

(i)
Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii)	In the absence of an established market for the Common Stock of the type described in paragraph 2.(w)(i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(x)	"Grantee" means an Eligible Employee who receives an Award pursuant to an Award Agreement under the Plan.

(y) "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

(z) "Insider" means:

(i) a Director or Senior Officer of the Company;

(ii)	a Director or Senior Officer of a person that is itself an Insider or Subsidiary of the Company;

(iii) a person that has:

A. direct or indirect beneficial ownership of,

B. control or direction over, or

C.	a combination of direct or indirect beneficial ownership of and control or direction over securities of the Company carrying more than 10% of the voting rights attached to all the Company's outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution, or

(iv)	the Company itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities.

(aa) "Non-Qualified Stock Option" means an Option which is not an Incentive Stock Option.

(bb)
"Officer" means a person who is an officer, including a Senior Officer, of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc)	"Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(dd)	"Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee)	"Performance - Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

(ff)	"Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

(gg)
“Performance Units" means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(hh) "Plan" means this 2006 Stock Incentive Plan.

(ii)
"Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(jj)
"Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(kk)	"SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(ll) "Senior Officer" means:

(i)	the chair or vice chair of the Board, the president, a vice-president, the secretary, or the treasurer of the Company;

(ii)	any individual who performs functions for a person similar to those normally performed by an individual occupying any office specified in paragraph 2.(ll)(i) above, and

(iii)
the five (5) highest paid employees of the Company, including any individual referred to in paragraph 2.(ll)(i) or 2.(ll)(ii) and excluding a commissioned salesperson who does not act in a managerial capacity.

(mm) "Share" means a share of the Common Stock.

(nn)	"Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

(oo)
"Related Entity Disposition" means the sale, distribution or other disposition by the Company of all or substantially all of the Company's interests in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity.

3. STOCK SUBJECT TO THE PLAN

Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Options) is Ten million (10,000,000) Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock. Any Shares covered by an Award (or portion of an Award) which is forfeited or cancelled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if Shares are forfeited or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

No Insider of the Company is eligible to receive an Award where:

(a)	Insiders are not Directors or Senior Officers of the Company and receiving Options as Consultants of the Company;

(b)	any Award, together with all of the Company's other previously established or proposed Awards could result at any time in:

(i)	the number of Shares reserved for issuance pursuant to Options granted to Insiders exceeding 10% of the outstanding issue of Common Stock; or

(ii)	the issuance to Insiders, within a one year period of a number of Shares exceeding 10% of the outstanding issue of the Common Stock;

provided, however, that this restriction on the eligibility of Insiders to receive an Award will cease to apply if it is no longer required under any Applicable Laws.

4. ADMINISTRATION

(a) Plan Administrator

(i)
Administration with Respect to Eligible Employees. With respect to grants of Awards to Eligible Employees, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)
Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

(iii)
Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection 4.(a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)
Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)	to select the Eligible Employees to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii)	to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi)
to amend the terms of any outstanding Award granted under the Plan, including a reduction in the exercise price (or base amount on which appreciation is measured) of any Award to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Award, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

(vii)	the Administrator shall have the right to suspend the right of a holder to exercise all or part of a stock option for any reason that the Administrator considers in the best interest of the Company;

(viii)
to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favourable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(ix)	to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c)	Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5. ELIGIBILITY

Options and Awards other than Options may be granted to Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards.

6. TERMS AND CONDITIONS OF AWARDS

(a)
Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Eligible Employee that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, (iii) a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iv) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)
Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000 such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

(c)
Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measures of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d)
Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e)
Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)
Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

(g)
Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(h)
Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company shall be five percent (5%) of the outstanding Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below.

(i)
Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Eligible Employee to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favour of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j)
Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(k)
Transferability of Awards. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

(l)
Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

7.	AWARD EXERCISE OR PURCHASE PRICE, CONSIDERATION, TAXES AND RELOAD OPTIONS

(a)	Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

A.
granted to an Eligible Employee who, at the time of the grant of such Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

B.
granted to any Eligible Employee other than an Eligible Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)
In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

(iii)
In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of other Awards, such price as is determined by the Administrator.

(b)
Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i)	cash;

(ii)	check;

(iii)
surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator); or

(iv)	any combination of the foregoing methods of payment.

(c)
Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

(d)
Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

8. EXERCISE OF AWARD

(a) Procedure for Exercise; Rights as a Shareholder.

(i)	Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)
An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

(b) Exercise of Award Following Termination of Continuous Service.

(i)
An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

(ii)
Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii)
Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

(c)
Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

9. CONDITIONS UPON ISSUANCE OF SHARES

(a)
Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)
As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other reorganization transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. CORPORATE TRANSACTIONS/CHANGES IN CONTROL/RELATED ENTITY DISPOSITIONS

Except as may be provided in an Award Agreement:

(a)
The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction, Change in Control or Related Entity Disposition or at the time of an actual Corporate Transaction, Change in Control or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction, Change in Control or Related Entity Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction, Change in Control or Related Entity Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control or Related Entity Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its parent.

(b)
The portion of any Option accelerated under this Section 11 in connection with a Corporate Transaction, Change in Control or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

12. EFFECTIVE DATE AND TERM OF PLAN

(a)
The Plan shall become effective upon its adoption by the Board of Directors of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

(b)
Any Incentive Stock Options granted by the Administrator prior to the ratification of this Plan by the shareholders of the Company shall be granted subject to approval of this Plan by the holders of a majority of the Company’s outstanding voting shares, voting either in person or by proxy at a duly held shareholders' meeting within twelve (12) months before or after its adoption by the Board of Directors of the Company. If such shareholder approval is not sought, or is sought and is not obtained, all Incentive Stock Options granted prior thereto and thereafter shall be considered Non-Qualified Stock Options and any Incentive Stock Options granted to Employees will not be eligible for the exclusion set forth in Section 162(m) of the Code with respect to the deductibility by the Company of certain compensation.

13. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

(a)
The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)	No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)
Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 13(a), above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

14. RESERVATION OF SHARES

(a)	The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)
The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. NO EFFECT ON TERMS OF EMPLOYMENT/CONSULTING RELATIONSHIP

The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

16. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS

Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement-Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

17. GOVERNING LAW

The Plan shall be governed by the laws of the Province of British Columbia and the laws of Canada applicable therein; provided, however, that any Award Agreement may provide by its terms that it shall be governed by the laws of any other jurisdiction as may be deemed appropriate by the parties thereto.

APPENDIX A

NOTICE OF ARTICLES

A. NAME OF COMPANY Set out the name of the company as set out in Item A of the Continuation Application. SMARTIRE SYSTEMS INC.
B. TRANSLATION OF COMPANY NAME Set out every translation of the company name that the company intends to use outside of Canada, or if none, enter “not applicable”.
N/A

C. DIRECTOR NAME(S) AND ADDRESS(ES)

Set out the full name, delivery address and mailing address (if different) of every director of the company. The delivery address must be for the office at which the individual can usually be served with records between 9 a.m. and 4 p.m. on business days. If there is no office at which the individual can usually be served with records during statutory business hours, enter the delivery address and mailing address, if different, of the individual’s residence. Attach an additional sheet if more space is required.

FULL NAME including middle name, if applicable	DELIVERY ADDRESS including postal code	MAILING ADDRESS including postal code
ROBERT RUDMAN	#40 - 5740 Garrison Road Richmond, BC V7C 5E7	#40 - 5740 Garrison Road Richmond, BC V7C 5E7
WILLIAM CRONIN	180 Concord Drive Madison, Connecticut, USA 06443	180 Concord Drive Madison, Connecticut, USA 06443
MARTIN GANNON	1275 Post Road Fairfield, Connecticut, USA 06824	1275 Post Road Fairfield, Connecticut, USA 06824
JOHNNY CHRISTIANSEN	Spurvestien 24 3189 Horten, Norway	Spurvestien 24 3189 Horten, Norway

D. REGISTERED OFFICE ADDRESSES
DELIVERY ADDRESS OF THE COMPANY’S REGISTERED OFFICE (INCLUDING POSTAL CODE) 800 - 885 West Georgia Street, Vancouver, B.C. V6C 3H1
800 - 885 West Georgia Street, Vancouver, B.C. V6C 3H1
E. RECORDS OFFICE ADDRESSES
DELIVERY ADDRESS OF THE COMPANY’S RECORDS OFFICE (INCLUDING POSTAL CODE) 800 - 885 West Georgia Street, Vancouver, B.C. V6C 3H1
MAILING ADDRESS OF THE COMPANY’S RECORDS OFFICE (INCLUDING POSTAL CODE) 800 - 885 West Georgia Street, Vancouver, B.C. V6C 3H1
F. AUTHORIZED SHARE STRUCTURE
	Maximum number of shares of this class or series of shares that the company is authorized to issue	Kind of shares of this class or series of shares		Are there special rights or restrictions attached to the shares of this class or series of shares?
Identifying name of class or series of shares	maximum number of shares authorized	par value	type of currency	yes/no
Common	Unlimited	NPV	CDN	N
Preferred	100,000	NPV	CDN	Y
Series A Convertible Preferred Stock	25,000	NPV	US	Y

APPENDIX B

ARTICLES

Incorporation No. BC _________

BUSINESS CORPORATIONS ACT

ARTICLES

OF

SMARTIRE SYSTEMS INC.

Incorporation No. BC _________

BUSINESS CORPORATIONS ACT

ARTICLES

OF

SMARTIRE SYSTEMS INC.

(the “Company”)

PART 1 - INTERPRETATION

1.1 Definitions

Without limiting Article 1.2, in these Articles, unless the context requires otherwise:

“adjourned meeting” means the meeting to which a meeting is adjourned under Article 8.7 or 8.11;

“board” and “directors” mean the directors or sole director of the Company for the time being;

“Business Corporations Act” means the Business Corporations Act, S.B.C. 2002, c.57, and includes its regulations;

“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238;

“trustee”, in relation to a shareholder, means the personal or other legal representative of the shareholder, and includes a trustee in bankruptcy of the shareholder.

1.2 Business Corporations Act definitions apply

The definitions in the Business Corporations Act apply to these Articles.

1.3 Interpretation Act applies

The Interpretation Act applies to the interpretation of these Articles as if these Articles were an enactment.

1.4 Conflict in definitions

If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles.

1.5 Conflict between Articles and legislation

If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

PAR 2 - SHARES AND SHARE CERTIFICATES

2.1 Form of share certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.2 Right to share certificate

Each shareholder is entitled, without charge, to one certificate representing the share or shares of each class or series of shares held by the shareholder.

2.3 Sending of share certificate

Any share certificate to which a shareholder is entitled may be sent to the shareholder by mail and neither the Company nor any agent is liable for any loss to the shareholder because the certificate sent is lost in the mail or stolen.

2.4 Replacement of worn out or defaced certificate

If the directors are satisfied that a share certificate is worn out or defaced, they must, on production to them of the certificate and on such other terms, if any, as they think fit,

(a)order the certificate to be cancelled, and

(b)issue a replacement share certificate.

2.5 Replacement of lost, stolen or destroyed certificate

If a share certificate is lost, stolen or destroyed, a replacement share certificate must be issued to the person entitled to that certificate if the directors receive

(a)proof satisfactory to them that the certificate is lost, stolen or destroyed, and

(b)any indemnity the directors consider adequate.

2.6 Splitting share certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name 2 or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate, so surrendered, the Company must cancel the surrendered certificate and issue replacement share certificates in accordance with that request.

PART 3 - ISSUE OF SHARES

3.1 Directors authorized to issue shares

The directors may, subject to the rights of the holders of the issued shares of the Company, issue, allot, sell, grant options on or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices that the directors, in their absolute discretion, may determine.

3.2 Company need not recognize unregistered interests

Except as required by law or these Articles, the Company need not recognize or provide for any person’s interests in or rights to a share unless that person is the shareholder of the share.

PART 4 - SHARE TRANSFERS

4.1 Recording or registering transfer

A transfer of a share of the Company must not be recorded or registered

(a)unless a duly signed instrument of transfer in respect of the share has been received by the Company and the certificate representing the share to be transferred has been surrendered and cancelled, or

(b)if no certificate has been issued by the Company in respect of the share, unless a duly signed instrument of transfer in respect of the share has been received by the Company.

4.2 Form of instrument of transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

4.3 Signing of instrument of transfer

If a shareholder, or his or her duty authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified, all the shares represented by share certificates deposited with the instrument of transfer,

(a)in the name of the person named as transferee in that instrument of transfer, or

(b)if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate is deposited for the purpose of having the transfer registered.

4.4 Enquiry as to title not required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

4.5 Transfer fee

There must be paid to the Company, in relation to the registration of any transfer, the amount determined by the directors.

PART 5 - ACQUISITION OF SHARES

5.1Company authorized to purchase shares

Subject to the special rights and restrictions attached to any class or series of shares, the Company may, if it is authorized to do so by the directors, purchase or otherwise acquire any of its shares.

5.2 Company authorized to accept surrender of shares

The Company may, if it is authorized to do so by the directors, accept a surrender of any of its shares by way of gift or for cancellation.

5.3 Company authorized to convert fractional shares into whole shares

The Company may, if it is authorized to do so by the directors, convert any of its fractional shares into whole shares in accordance with, and subject to the limitations contained in, the Business Corporations Act.

PART 6 - BORROWING POWERS

6.1 Powers of directors

The directors may from time to time on behalf of the Company

(a)borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate,

(b)issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person,

(c)guarantee the repayment of money by any other person or the performance of any obligation of any other person, and

(d)mortgage or charge, whether by way of specific or floating charge, or give other security on the whole or any part of the present and future undertaking of the Company.

PART 7 - GENERAL MEETINGS

7.1 Annual general meetings

Unless an annual general meeting is deferred or waived in accordance with section 182(2)(a) or (c) of the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual general meeting.

7.2 When annual general meeting is deemed to have been held

If all of the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 7.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

7.3 Calling of shareholder meetings

The directors may, whenever they think fit, call a meeting of shareholders.

7.4 Notice for meetings of shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)if and for so long as the Company is a public company, 21 days;

(b)otherwise, 10 days.

7.5 Record date for notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)if and for so long as the Company is a public company, 21 days;

(b)otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

7.6 Record date for voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

7.7 Failure to give notice and waiver of notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

7.8 Notice of special business at meetings of shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 8.1, the notice of meeting must:

(a)state the general nature of the special business; and

(b)if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii)during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

PART 8 - PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

8.1Special business

At a meeting of shareholders, the following business is special business:

(a)at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)at an annual general meeting, all business is special business except for the following:

(i)business relating to the conduct of or voting at the meeting;

(ii)consideration of any financial statements of the Company presented to the meeting;

(iii)consideration of any reports of the directors or auditor;

(iv)the setting or changing of the number of directors;

(v)the election or appointment of directors;

(vi)the appointment of an auditor;

(vii)the setting of the remuneration of an auditor;

(viii)business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(ix)any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

8.2 Special majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

8.3 Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is 2 persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 1/20 of the issued shares entitled to be voted at the meeting.

8.4One shareholder may constitute quorum

If there is only one shareholder entitled to vote at a meeting of shareholders,

(a)the quorum is one person who is, or who represents by proxy, that shareholder, and

(b)that shareholder, present in person or by proxy, may constitute the meeting.

8.5 Other persons may attend

The directors, the president, if any, the secretary, if any, and any lawyer or auditor for the Company are entitled to attend any meeting of shareholders, but if any of those persons do attend a meeting of shareholders, that person is not to be counted in the quorum, and is not entitled to vote at the meeting, unless that person is a shareholder or proxy holder entitled to vote at the meeting.

8.6 Requirement of quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote at the meeting is present at the commencement of the meeting.

8.7 Lack of quorum

If, within 1/2 hour from the time set for the holding of a meeting of shareholders, a quorum is not present,

(a)in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved, and

(b)in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

8.8 Lack of quorum at succeeding meeting

If, at the meeting to which the first meeting referred to in Article 8.7 was adjourned, a quorum is not present within 1/2 hour from the time set for the holding of the meeting, the persons present and who are, or who represent by proxy, shareholders entitled to attend and vote at the meeting constitute a quorum.

8.9 Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)the chair of the board, if any;

(b)if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

8.10 Alternate chair

At any meeting of shareholders, the directors present must choose one of their number to be chair of the meeting if: (a) there is no chair of the board or president present within 15 minutes after the time set for holding the meeting; (b) the chair of the board and the president are unwilling to act as chair of the meeting; or (c) if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting. If, in any of the foregoing circumstances, all of the directors present decline to accept the position of chair or fail to choose one of their number to be chair of the meeting, or if no director is present, the shareholders present in person or by proxy must choose any person present at the meeting to chair the meeting.

8.11 Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

8.12 Notice of adjourned meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

8.13 Motion need not be seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

8.14 Manner of taking a poll

Subject to Article 8.15, if a poll is duly demanded at a meeting of shareholders,

(a)the poll must be taken

(i)at the meeting, or within 7 days after the date of the meeting, as the chair of the meeting directs, and

(ii)in the manner, at the time and at the place that the chair of the meeting directs,

(b)the result of the poll is deemed to be a resolution of, and passed at, the meeting at which the poll is demanded, and

(c)the demand for the poll may be withdrawn.

8.15 Demand for a poll on adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting,

8.16 Demand for a poll not to prevent continuation of meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

8.17 Poll not available in respect of election of chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

8.18 Casting of votes on poll

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

8.19 Chair must resolve dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the same, and his or her determination made in good faith is final and conclusive.

8.20Chair has second vote

In case of an equality of votes, the chair of a meeting of shareholders will, either on a show of hands or on a poll, have a casting or second vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

8.21 Declaration of result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting.

8.22 Meetings by telephone or other communications medium

A shareholder or proxy holder who is entitled to participate in a meeting of shareholders may do so in person, or by telephone or other communications medium, if all shareholders and proxy holders participating in the meeting are able to communicate with each other; provided, however, that nothing in this Section shall obligate the Company to take any action or provide any facility to permit or facilitate the use of any communications medium at a meeting of shareholders. If one or more shareholders or proxy holders participate in a meeting a shareholders in a manner contemplated by this Section,

(a)each such shareholder or proxy holder shall be deemed to be present at the meeting, and

(b)the meeting shall be deemed to be held at the location specified in the notice of the meeting.

PART 9 - VOTES OF SHAREHOLDERS

9.1 Voting rights

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint registered holders of shares under Article 9.3,

(a)on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote at the meeting has one vote, and

(b)on a poll, every shareholder entitled to vote has one vote in respect of each share held by that shareholder that carries the right to vote on that poll and may exercise that vote either in person or by proxy.

9.2 Trustee of shareholder may vote

A person who is not a shareholder may vote on a resolution at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting in relation to that resolution, if, before doing so, the person satisfies the chair of the meeting at which the resolution is to be considered, or satisfies all of the directors present at the meeting, that the person is a trustee for a shareholder who is entitled to vote on the resolution.

9.3 Votes by joint shareholders

If there are joint shareholders registered in respect of any share,

(a)any one of the joint shareholders, but not both or all, may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it, or

(b)if more than one of the joint shareholders is present at any meeting, personally or by proxy, the joint shareholder present whose name stands first on the central securities register in respect of the share is alone entitled to vote in respect of that share.

9.4 Trustees as joint shareholders

Two or more trustees of a shareholder in whose sole name any share is registered are, for the purposes of Article 9.3, deemed to be joint shareholders.

9.5 Representative of a corporate shareholder

If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and,

(a)for that purpose, the instrument appointing a representative must

(i)be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least 2 business days before the day set for the holding of the meeting, or

(ii)be provided, at the meeting, to the chair of the meeting, and

(b)if a representative is appointed under this Article 9.5,

(i)the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder, and

(ii)the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

9.6 When proxy provisions do not apply

Articles 9.7 to 9.13 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company.

9.7Appointment of proxy holder

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint a proxy holder to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

9.8 Alternate proxy holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

9.9 When proxy holder need not be shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if

(a)the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 9.5,

(b)the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting, or

(c)the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

9.10 Form of proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

(Name of Company)

The undersigned, being a shareholder of the above named Company, hereby appoints ....................................... or, failing that person, ......................................., as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on the day of and at any adjournment of that meeting.

Signed this .......... day of .............................................., .................

...............................................................

Signature of shareholder

9.11 Provision of proxies

A proxy for a meeting of shareholders must

(a)be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, 2 business days, before the day set for the holding of the meeting, or

(b)unless the notice provides otherwise, be provided at the meeting to the chair of the meeting.

9.12 Revocation of proxies

Subject to Article 9.13, every proxy may be revoked by an instrument in writing that is

(a)received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or

(b)provided at the meeting to the chair of the meeting.

9.13 Revocation of proxies must be signed

An instrument referred to in Article 9.12 must be signed as follows:

(a)if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her trustee;

(b)if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 9.5.

9.14 Validity of proxy votes

A vote given in accordance with the terms of a proxy is valid despite the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received

(a)at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or

(b)by the chair of the meeting, before the vote is taken.

9.15 Production of evidence of authority to vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 10 - DIRECTORS

10.1 Number of directors

The number of directors, excluding additional directors appointed under Article 11.8, is set at:

(a)if the Company is a public company, the greater of three and the number most recently established:

(i)by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)under Article 11.4;

(b)if the Company is not a public company, the number most recently established:

(i)by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)under Article 11.4.

10.2 Change in number of directors

If the number of directors is set under Articles 10.1(a)(i) or 10.1(b)(i):

(a)the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(b)if, contemporaneously with setting that number, the shareholders do not elect or appoint the directors needed to fill vacancies in the board of directors up to that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

10.3 Directors’ acts valid despite vacancy

An act or proceeding of the directors is not invalid merely because fewer directors have been appointed or elected than the number of directors set or otherwise required under these Articles.

10.4 Qualifications of directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

10.5 Remuneration of directors

The directors are entitled to the remuneration, if any, for acting as directors as the directors may from time to time determine. If the directors so decide, the remuneration of the directors will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to a director in such director’s capacity as an officer or employee of the Company.

10.6 Reimbursement of expenses of directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

10.7 Special remuneration for directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

10.8 Gratuity, pension or allowance on retirement of director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 11 - ELECTION AND REMOVAL OF DIRECTORS

11.1 Election at annual general meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 7.2:

(a)the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b)all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.

11.2 Consent to be a director

No election, appointment or designation of an individual as a director is valid unless:

(a)that individual consents to be a director in the manner provided for in the Business Corporations Act; or

(b)that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director.

11.3 Failure to elect or appoint directors

If:

(a)the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 7.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 7.2, to elect or appoint any directors;

then each director in office at such time continues to hold office until the earlier of:

(c)the date on which his or her successor is elected or appointed; and

(d)the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

11.4 Places of retiring directors not filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to fill the vacancies in the number of directors set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

11.5 Directors may fill casual vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

11.6 Remaining directors’ power to act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or for the purpose of summoning a meeting of shareholders to fill any vacancies on the board of directors or for any other purpose permitted by the Business Corporations Act.

11.7 Shareholders may fill vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

11.8 Additional directors

Notwithstanding Articles 10.1 and 10.2, between annual general meetings or unanimous resolutions contemplated by Article 7.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 11.8 must not at any time exceed:

(a)one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 11.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 11.1(a), but is eligible for re-election or re-appointment.

11.9 Ceasing to be a director

A director ceases to be a director when:

(a)the term of office of the director expires;

(b)the director dies;

(c)the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)the director is removed from office pursuant to Articles 11.10 or 11.11.

11.10 Removal of director by shareholders

The Shareholders may, by special resolution, remove any director before the expiration of his or her term of office, and may, by ordinary resolution, elect or appoint a director to fill the resulting vacancy. If the shareholders do not contemporaneously elect or appoint a director to fill the vacancy created by the removal of a director, then the directors may appoint, or the shareholders may elect or appoint by ordinary resolution, a director to fill that vacancy.

11.111 Removal of director by directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

PART 12 - PROCEEDINGS OF DIRECTORS

12.1 Meetings of directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the board held at regular intervals may be held at the place, at the time and on the notice, if any, that the board may by resolution from time to time determine.

12.2 Chair of meetings

Meetings of directors are to be chaired by

(a)the chair of the board, if any,

(b)in the absence of the chair of the board, the president, if any, if the president is a director, or

(c)any other director chosen by the directors if

(i)neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting,

(ii)neither the chair of the board nor the president, if a director, is willing to chair the meeting, or

(iii)the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

12.3 Voting at meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

12.4 Meetings by telephone or other communications medium

A director may participate in a meeting of the directors or of any committee of the directors in person, or by telephone or other communications medium, if all directors participating in the meeting are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 12.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

12.5 Who may call extraordinary meetings

A director may call a meeting of the board at any time. The secretary, if any, must on request of a director , call a meeting of the board.

12.6 Notice of extraordinary meetings

Subject to Articles 12.7 and 12.8, if a meeting of the board is called under Article 12.4, reasonable notice of that meeting, specifying the place, date and time of that meeting, must be given to each of the directors

(a)by mail addressed to the director’s address as it appears on the books of the Company or to any other address provided to the Company by the director for this purpose,

(b)by leaving it at the director’s prescribed address or at any other address provided to the Company by the director for this purpose, or

(c)orally, by delivery of written notice or by telephone, voice mail, e-mail, fax or any other method of legibly transmitting messages.

12.7 When notice not required

It is not necessary to give notice of a meeting of the directors to a director if

(a)the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed, or

(b)the director has filed a waiver under Article 12.9.

12.8 Meeting valid despite failure to give notice

The accidental omission to give notice of any meeting of directors to any director, or the non-receipt of any notice by any director, does not invalidate any proceedings at that meeting.

12.9 Waiver of notice of meetings

Any director may file with the Company a document signed by the director waiving notice of any past, present or future meeting of the directors and may at any time withdraw that waiver with respect to meetings of the directors held after that withdrawal.

12.10 Effect of waiver

After a director files a waiver under Article 12.9 with respect to future meetings of the directors, and until that waiver is withdrawn, notice of any meeting of the directors need not be given to that director unless the director otherwise requires in writing to the Company.

12.11 Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is a majority of the directors.

12.12 If only one director

If there is only one director, the quorum necessary for the transaction of the business of the directors is one director, and that director may constitute a meeting.

PART 13 - COMMITTEES OF DIRECTORS

13.1 Appointment of committees

The directors may, by resolution,

(a)appoint one or more committees consisting of the director or directors that they consider appropriate,

(b)delegate to a committee appointed under paragraph (a) any of the directors’ powers, except

(i)the power to fill vacancies in the board,

(ii)the power to change the membership of, or fill vacancies in, any committee of the board, and

(iii)the power to appoint or remove officers appointed by the board, and

(c)make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

13.2 Obligations of committee

Any committee formed under Article 13.1, in the exercise of the powers delegated to it, must

(a)conform to any rules that may from time to time be imposed on it by the directors, and

(b)report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held after the act or thing has been done.

13.3 Powers of board

The board may, at any time,

(a)revoke the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation or overriding,

(b)terminate the appointment of, or change the membership of, a committee, and

(c)fill vacancies in a committee,

13.4 Committee meetings

Subject to Article 13.2(a),

(a)the members of a directors’ committee may meet and adjourn as they think proper,

(b)a directors’ committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting,

(c)a majority of the members of a directors’ committee constitutes a quorum of the committee, and

(d)questions arising at any meeting of a directors’ committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

PART 14 - OFFICERS

14.1 Appointment of officers

The board may, from time to time, appoint a president, secretary or any other officers that it considers necessary, and none of the individuals appointed as officers need be a member of the board.

14.2 Functions, duties and powers of officers

The board may, for each officer,

(a)determine the functions and duties the officer is to perform,

(b)entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit, and

(c)from time to time revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

14.3 Remuneration

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the board thinks fit and are subject to termination at the pleasure of the board.

PART 15 - CERTAIN PERMITTED ACTIVITIES OF DIRECTORS

15.1 Other office of director

A director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

15.2 No disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise.

15.3 Professional services by director or officer

Subject to compliance with the provisions of the Business Corporations Act, a director or officer of the Company, or any corporation or firm in which that individual has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such corporation or firm is entitled to remuneration for professional services as if that individual were not a director or officer.

15.4 Remuneration and benefits received from certain entities

A director or officer may be or become a director, officer or employee of, or may otherwise be or become interested in, any corporation, firm or entity in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other corporation, firm or entity.

PART 16 - INDEMNIFICATION

16.1 Indemnification of directors

The directors must cause the Company to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act.

16.2 Deemed contract

Each director is deemed to have contracted with the Company on the terms of the indemnity referred to in Article 16.1.

PART 17 - AUDITOR

17.1 Remuneration of an auditor

The directors may set the remuneration of the auditor of the Company.

17.2 Waiver of appointment of an auditor

The Company shall not be required to appoint an auditor if all of the shareholders of the Company, whether or not their shares otherwise carry the right to vote, resolve by a unanimous resolution to waive the appointment of an auditor. Such waiver may be given before, on or after the date on which an auditor is required to be appointed under the Business Corporations Act, and is effective for one financial year only.

PART 18 - DIVIDENDS

18.1 Declaration of dividends

Subject to the rights, if any, of shareholders holding shares with special rights as to dividends, the directors may from time to time declare and authorize payment of any dividends the directors consider appropriate.

18.2 No notice required

The directors need not give notice to any shareholder of any declaration under Article 18.1.

18.3 Directors may determine when dividend payable

Any dividend declared by the directors may be made payable on such date as is fixed by the directors.

18.4 Dividends to be paid in accordance with number of shares

Subject to the rights of shareholders, if any, holding shares with special rights as to dividends, all dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

18.5 Manner of paying dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid up shares or fractional shares, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they consider expedient, and, in particular, may set the value for distribution of specific assets.

18.6 Dividend bears no interest

No dividend bears interest against the Company.

18.7 Fractional dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

18.8 Payment of dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed

(a)subject to paragraphs (b) and (c), to the address of the shareholder,

(b)subject to paragraph (c), in the case of joint shareholders, to the address of the joint shareholder whose name stands first on the central securities register in respect of the shares, or

(c)to the person and to the address as the shareholder or joint shareholders may direct in writing.

18.9 Receipt by joint shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

PART 19 - ACCOUNTING RECORDS

19.1 Recording of financial affairs

The board must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the provisions of the Business Corporations Act.

PART 20 - EXECUTION OF INSTRUMENTS UNDER SEAL

20.1 Who may attest seal

The Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signature or signatures of

(a)any 2 directors,

(b)any officer, together with any director,

(c)if the Company has only one director, that director, or

(d)any one or more directors or officers or persons as may be determined by resolution of the directors.

20.2 Sealing copies

For the purpose of certifying under seal a true copy of any resolution or other document, the seal must be impressed on that copy and, despite Article 20.1, may be attested by the signature of any director or officer.

PART 21 - NOTICES

21.1 Method of giving notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)mail addressed to the person at the applicable address for that person as follows:

(i)for a record mailed to a shareholder, the shareholder’s registered address;

(ii)for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(iii)in any other case, the mailing address of the intended recipient;

(b)delivery at the applicable address for that person as follows, addressed to the person:

(i)for a record delivered to a shareholder, the shareholder’s registered address;

(ii)for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(iii)in any other case, the delivery address of the intended recipient;

(c)sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(e)physical delivery to the intended recipient.

21.2 Deemed receipt of mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 21.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

21.3 Certificate of sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 21.1, prepaid and mailed or otherwise sent as permitted by Article 21.1 is conclusive evidence of that fact.

21.4 Notice to joint shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

21.5 Notice to trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)mailing the record, addressed to them:

(i)by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)if an address referred to in Article 21.5(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

PART 22 - SPECIAL RIGHTS AND RESTRICTIONS

22.1 Common shares

(a)Each Common share shall entitle the holder thereof to notice of and to attend and to cast one (1) vote for each matter to be decided at a general meeting of the Company.

22.2 Preferred shares issuable in series

(a)The Preference shares may include one or more series and, subject to the Business Corporations Act, the directors may, by resolution, if none of the shares of any particular series are issued, alter the Articles of the Company and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

(i)determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

(ii)create an identifying name for the shares of that series, or alter any such identifying name; and

(iii)attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.

22.3 Series A Convertible Preferred Stock

(a)Authorized Shares. The number of authorized shares constituting the Series A Preferred Stock is 25,000 thousand. The Series A Preferred Stock will have a liquidation preference as determined in Article 21.3(d) below.

(b)Rank. With respect to the payment of dividends and other distributions on the capital stock of the Company, including distribution of the assets of the Company upon liquidation, the Series A Preferred Stock shall be senior to the common stock of the Company (the “Common Stock”), and senior to all other series of preferred stock (the “Junior Stock”).

(c)Dividends or Distributions. The holders of Series A Preferred Stock shall be entitled to receive dividends or distributions on a pro rata basis according to their holdings of shares of Series A Preferred Stock when and if declared by the Board of Directors of the Company in the amount of five percent (5.0%) per year. Dividends shall be paid in cash. Dividends shall be cumulative. No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock in any calendar year unless cash dividends or distributions on the Series A Preferred Stock for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest.

(d)Liquidation Rights

(i)Liquidation Preference. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any series of preferred stock, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to One Hundred Sixty Dollars ($160.00) per share of Series A Preferred Stock (the “Liquidation Amount”) plus all declared and unpaid dividends thereon, for each share of Series A Preferred Stock held by them.

(ii)Pro Rata Distribution. If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series A Preferred Stock, then the entire net assets of the Corporation shall be distributed among the holders of the Series A Preferred Stock, rateably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Company’s Board of Directors), or both, at the election of the Company’s Board of Directors.

(iii)Merger, Consolidation or Reorganization. For purposes of this Article 22.3(d), a Liquidation shall not be deemed to be occasioned by or to include the merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease of all or substantially all of the assets of the Company.

(e)Repayment. The Company shall pay to the holder on the twenty first (21st) month after the date March 18, 2005 in lawful money of the United States of America and in immediately available funds the principal sum of $160 per Series A Preferred Stock, together with accrued dividends from the date of the Series A Preferred Stock until paid unless otherwise converted by the Holder.

(f)Conversion. In lieu of payment as outlined herein the holders of Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(i)Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share (subject to Article 22.3(g)), at the office of the Company or any transfer agent for the Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock equal to the quotient of the Liquidation Amount divided by $0.01 per share (“Conversion Price”), subject to any applicable adjustments to the Conversion Price set forth in Article 22.3.

(ii)Each share of Series A Preferred Stock automatically shall convert into shares of Common Stock at the Conversion Price then in effect immediately upon the consummation of the occurrence of a stock acquisition, merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease (but not including a transfer by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company.

(g)Adjustments. The Conversion Price of the Series A Preferred Stock as described in Article 22.3(e) above shall be adjusted from time to time as follows:

(i)In the event of any reclassification of the Common Stock or recapitalization involving Common Stock the holders of the Series A Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefore in any agreement relating to the reclassification or recapitalization, upon conversion of the Series A Preferred Stock, the kind and number of shares of Common Stock or other securities or property (including cash) to which such holders of Series A Preferred Stock would have been entitled if they had held the number of shares of Common Stock into which the Series A Preferred Stock was convertible immediately prior to such reclassification or recapitalization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series A Preferred Stock. An adjustment made pursuant to this subparagraph (i) shall become effective at the time at which such reclassification or recapitalization becomes effective.

(ii)In the event the Company shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Company or other entities or persons, assets (excluding cash dividends) or options or rights the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock of the Company entitled to receive such distribution or if no such record date is fixed, as of the date such distribution is made.

(iii)In the event the Company shall:

A.pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock,

B.subdivide outstanding shares of Common Stock into larger number of shares,

C.combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or

D.issue by reclassification of shares of the Common Stock any shares of capital stock of the Company,

then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(iv)If the Company shall issue rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the closing bid price of the Common Stock of the Company (the “Closing Bid Price”) at the record date mentioned below, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants (plus the number of additional shares of Common Stock offered for subscription or purchase), and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants, plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Closing Bid Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stock holders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.

(v)If the Company or any subsidiary thereof, as applicable, with respect to Common Stock Equivalents (as defined below), at any time, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of Common Stock (“Common Stock Equivalents”) entitling any Person to acquire shares of Common Stock, at a price per share less than the Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at a price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, at the sole option of the Cornell Capital Partners, LP, the Conversion Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Cornell Capital Partners, LP in writing, no later than one (1) business day following the issuance of any Common Stock or Common Stock Equivalent subject to this Section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. No adjustment under this Section shall be made as a result of issuances and exercises of options to purchase shares of Common Stock issued for compensatory purposes pursuant to any of the Company’s stock option or stock purchase plans.

(vi)If the Company shall distribute to all holders of Common Stock (and not to the Cornell Capital Partners, LP) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price at which this Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Bid Price determined as of the record date mentioned above, and of which the numerator shall be such Closing Bid Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Cornell Capital Partners, LP of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(vii)In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, Cornell Capital Partners, LP shall have the right thereafter to, at its option:

A.convert the Series A Preferred Stock, together with all accrued but unpaid interest and any other amounts then owing hereunder into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, Cornell Capital Partners, LP shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding Series A Preferred Stock, together with all accrued but unpaid interest and any other amounts then owing thereunder could have been converted immediately prior to such reclassification or share exchange would have been entitled, or

B.require the Company to prepay the Series A Preferred Stock, plus all interest and other amounts due and payable thereon.

The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

(viii)All calculations under this Article 22.3(g) shall be rounded up to the nearest $0.001 of a share.

(ix)Whenever the Conversion Price is adjusted pursuant to this section, the Company shall promptly mail to Cornell Capital Partners, LP a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(x)If:

A.the company shall declare a dividend (or any other distribution) on the Common Stock;

B.the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock;

C.the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;

D.the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

E.the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series A Preferred Stock, and shall cause to be mailed to Cornell Capital Partners, LP at its last address as it shall appear upon the stock books of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day calendar period commencing the date of such notice to the effective date of the event triggering such notice.

(xi)In case of any (1) merger or consolidation of the Company or any subsidiary of the Company with or into another Person, or (2) sale by the Company or any subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, Cornell Capital Partners, LP shall have the right to: (A) exercise any rights hereunder, (B) convert the aggregate amount of the Series A Preferred Stock then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and Cornell Capital Partners, LP shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of the Series A Preferred Stock could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to Cornell Capital Partners, LP Preferred Stock convertible into the principal amount owed under the Series A Preferred Stock then held by Cornell Capital Partners, LP, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued Series A Preferred Stock shall have terms identical (including with respect to conversion) to the terms of this Series A Preferred Stock, and shall be entitled to all of the rights and privileges of Cornell Capital Partners, LP set forth herein and the agreements pursuant to which this Series A Preferred Stock were issued. In the case of clause (xi), the conversion price applicable for the newly issued shares of convertible preferred stock shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give Cornell Capital Partners, LP the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(h)Procedures for Conversion.

(i)In order to exercise conversion rights pursuant to Article 22.3(f) above, the holder of the Series A Preferred Stock to be converted shall deliver an irrevocable written notice of such exercise to the Company, at its principal office. The holder of any shares of Series A Preferred Stock shall, upon any conversion of such Series A Preferred Stock in accordance with this Article 22.3(h), surrender certificates representing the Series A Preferred Stock to the Company, at its principal office, and specify the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such holder shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and, if applicable, after payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which the holder of the Series A Preferred Stock so converted shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Company of any notice of conversion pursuant to Article 22.3(f)(i) above, or, in the case of an automatic conversion pursuant to Article 22.3(f)(ii) above, upon the occurrence of any event specified therein. Upon conversion of any shares of Series A Preferred Stock, such shares shall cease to constitute shares of Series A Preferred Stock and shall represent only a right to receive shares of common stock into which they have been converted.

(ii)In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Company shall pay cash in lieu of such fractional interest in an amount equal to the product of the Conversion Price and such fractional interest.

(iii)The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Company issuable upon the conversion of all outstanding shares of Series A Preferred Stock. In the event that the Company does not have a sufficient number of shares of authorized but unissued Common Stock necessary to satisfy the full conversion of the shares of Series A Preferred Stock, then the Company shall call and hold a meeting of the shareholders within thirty (30) calendar days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The Company’s Board of Directors shall recommend to shareholders a vote in favour of such proposal and shall vote all shares held by them, in proxy or otherwise, in favour of such proposal. This remedy is not intended to limit the remedies available to the holders of the Series A Preferred Stock, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

(i)Notices of Record Date. In the event that the Company shall propose at any time: (a) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (b) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (c) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall mail to each holder of Series A Preferred Stock:

(i)at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (b) and (c) in Article 22.3(i) above; and

(ii)in the case of the matters referred to in Article 22.3(i) (b) and (c)

above, written notice of such impending transaction not later than twenty (20) days prior to the shareholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein.

(j)Limitations of Conversion.

(i)Subject to the Termination Rights specified in Article 22.3(j)(ii) hereof, the Conversion Rights specified herein shall be subject to the following limitations:

A.No holder of the shares of Series A Preferred Stock shall be entitled to convert the Series A Preferred Stock to the extent, but only to the extent, that such conversion would, upon giving effect to such conversion, cause the aggregate number of shares of Common Stock beneficially owned by such holder to exceed 4.99% of the outstanding shares of Common Stock following such conversion (which provision may be waived by such holder by written notice from such holder to the Company, which notice shall be effective sixty one (61) days after the date of such notice). Notwithstanding the foregoing in the event the Holder of the Series A Preferred Stock has converted or is in the process of converting Series A Preferred Stock that has or shall, cause the aggregate number of shares of Common Stock beneficially owned by such Holder to equal 4.99% of the outstanding shares of Common Stock following such conversion, the Holder shall, upon written notification to the Company that such Common Stock acquired or to be acquired pursuant to such conversion has been sold, be entitled to immediately effectuate a conversion that would, upon giving effect to such conversion, cause the aggregate number of shares of Common Stock beneficially owned by such Holder to equal 4.99% of the outstanding shares of Common Stock following such conversion even if such notice is given on the same day of a conversion.

(ii)The limitations on the Conversion Rights specified in Article 22.3(j)(i)(A)

hereof shall terminate (the “Termination Rights”) if there is a Change in Control of the Company (as defined below). For the purpose of hereof, a “Change in Control” of the Company has occurred when: (i) any person (defined herein to mean any person within the meaning of Section 13(d) of the United States Securities Exchange Act of 1934 (the “Exchange Act”)), other than the Company, or an employee benefit plan established by the Board of Directors of the Company, acquires, directly or indirectly, the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the United States Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by the Company having forty percent (40%) or more of the voting power of all of the voting securities issued by the Company in the election of directors at the meeting of the holders of voting securities to be held for such purpose; or (ii) a majority of the directors elected at any meeting of the holders of voting securities of the Company are persons who were not nominated for such election by the Board of Directors of the Company or a duly constituted committee of the Board of Directors of the Company having authority in such matters; or (iii) the Company merges or consolidates with or transfers substantially all of its assets to another person; or (iv) a change in the Chief Executive Officer of the Company from that person that serves in such position on the date hereof.

(k)Optional Redemption in Cash. The Company may redeem up to 80% of the shares of Series A Preferred Stock held by the holder at the Redemption Payment Date (“Optional Redemption”) by paying to the holder of Series A Preferred Stock a sum of money equal to One Hundred Twenty Percent (120%) of the Liquidation Preference together with accrued but unpaid dividends thereon and any and all other sums due, accrued or payable to the holder of Series A Preferred Stock arising under those shares of Series A Preferred Stock (the “Redemption Amount”) outstanding on the Redemption Payment Date (as defined below). The Company shall deliver to the holder of Series A Preferred Stock a written notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be no more than five (5) business days after the date of the Notice of Redemption (the “Redemption Period”). On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the holder of Series A Preferred Stock. In the event the Company fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void. Notwithstanding the foregoing the holder of Series A Preferred Stock shall be entitled to effectuate conversion of such amounts of the Series A Preferred Stock not being redeemed by the Company.

(l)General. The Series A Preferred Stock shall not have any voting rights, except as required under the Business Corporations Act.

PART 23 - ALTERATION TO ARTICLES

23.1 Authority to Alter Articles

The directors may, by resolution, alter any part of these Articles unless the Business Corporations Act requires that such resolution be approved by the shareholders of the Company, then such alteration must be approved by the type of resolution specified in the Business Corporations Act.

APPENDIX C

BY-LAWS

APPENDIX D

SECTION 193 OF THE YBCA

(1)	Subject to sections 194 and 243, a holder of shares of any class of a corporation may dissent if the corporation resolves to

(a)	amend its articles under section 175 or 176 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class;

(b)	amend its articles under section 175 to add, change or remove any restrictions on the business or businesses that the corporation may carry on;

(c) amalgamate with another corporation, otherwise than under section 186 or 189;

(d) be continued under the laws of another jurisdiction under section 191; or

(e) sell, lease or exchange all or substantially all its property under section 192.

(2)	A holder of shares of any class or series of shares entitled to vote under section 178 may dissent if the corporation resolves to amend its articles in a manner described in that section.

(3)
In addition to any other right, but subject to subsection (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which the shareholder dissents was adopted.

(4)
A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5)	A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

(a) at or before any meeting of shareholders at which the resolution is to be voted on; or

(b)
if the corporation did not send notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent, within a reasonable time after learning that the resolution was adopted and of the right to dissent.

(6)	An application may be made to the Supreme Court after the adoption of a resolution referred to in subsection (1) or (2),

(a) by the corporation; or

(b)	by a shareholder if an objection to the corporation under subsection (5) has been sent by the shareholder,

to set the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section.

(7)
If an application is made under subsection (6), the corporation shall, unless the Supreme Court otherwise orders, send to each dissenting shareholder a written offer to pay an amount considered by the directors to be the fair value of the shares to that shareholder.

(8)	Unless the Supreme Court otherwise orders, an offer referred to in subsection (7) shall be sent to each dissenting shareholder

(a)	at least 10 days before the date on which the application is returnable, if the corporation is the applicant; or

(b)	within 10 days after the corporation is served with a copy of the originating notice, if a shareholder is the applicant.

(9)	Every offer made under subsection (7) shall

(a) be made on the same terms; and

(b) contain or be accompanied by a statement showing how the fair value was determined.

(10)
A dissenting shareholder may make an agreement with the corporation for the purchase of that shareholder’s shares by the corporation, in the amount of the corporation’s offer under subsection (7) or otherwise, at any time before the Supreme Court pronounces an order setting the fair value of the shares.

(11)	A dissenting shareholder

(a) is not required to give security for costs in respect of an application under subsection (6); and

(b)	except in special circumstances shall not be required to pay the costs of the application or appraisal.

(12)	In connection with an application under subsection (6), the Supreme Court may give directions for

(a)
joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Supreme Court, are in need of representation;

(b)	the trial of issues and interlocutory matters, including pleadings and examinations for discovery;

(c)	the payment to the shareholder of all or part of the sum offered by the corporation for the shares;

(d)	the deposit of the share certificates with the Supreme Court or with the corporation or its transfer agent;

(e)	the appointment and payment of independent appraisers, and the procedures to be followed by them;

(f)	the service of documents; and

(g)	the burden of proof on the parties.

(13) On an application under subsection (6), the Supreme Court shall make an order

(a)	setting the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parties to the application;

(b)	giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders; and

(c)	setting the time within which the corporation must pay that amount to a shareholder.

(14) On

(a)	the action approved by the resolution from which the shareholder dissents becoming effective;

(b)
the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for that shareholder’s shares, whether by the acceptance of the corporation’s offer under subsection (7) or otherwise; or

(c)	the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

(15) Paragraph (14)(a) does not apply to a shareholder referred to in paragraph (5)(b).

(16) Until one of the events mentioned in subsection (14) occurs,

(a) the shareholder may withdraw the dissent; or

(b) the corporation may rescind the resolution,

and in either event proceedings under this section shall be discontinued.

(17)
The Supreme Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder because of subsection (14) until the date of payment.

(18) If subsection (20) applies, the corporation shall, within 10 days after

(a)	the pronouncement of an order under subsection (13); or

(b)	the making of an agreement between the shareholder and the corporation as to the payment to be made for the shares,

notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

(19)
Even though a judgment has been given in favour of a dissenting shareholder under paragraph (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw the notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to having full rights as a shareholder, failing which the shareholder retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(20)	A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a)	the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b)	the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.